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Quarterly Investor Package

1900 Crystal Drive (under construction)

JBG SMITH

QUARTERLY INVESTOR PACKAGE | Q1 2023

TABLE OF CONTENTS

LETTER TO SHAREHOLDERS
SECTION ONE

Q1 2023 EARNINGS RELEASE
SECTION TWO

Q1 2023 SUPPLEMENTAL INFORMATION
SECTION THREE

8001 Woodmont Rooftop

JBGS Divider

Management Letter

May 9, 2023

To Our Fellow Shareholders:

In two days, the Federal Government will officially declare the end of the COVID-19 public health emergency. It’s hard to believe that only a year ago masking on airlines had just been dropped and “return to the office” was only beginning. This month Amazon is executing its own return to the office and steaming full speed ahead on its planned move into phase one of HQ2 this summer. As we actively manage 2.1 million square feet of National Landing leases expiring by the end of 2024 (approximately 35% of annualized rent), we are encouraged that daily occupancy continues its steady upward trajectory and the nexus of defense and technology there favors our capture of a disproportionate share of market leasing demand. We saw predictably strong results in our amenity-rich, largely new, residential portfolio with moderate rent growth and occupancy gains throughout the quarter. Finally, our retail and residential placemaking efforts in National Landing are nearing completion, and there is a palpable buzz in the market as our existing and prospective customers anticipate the long-awaited influx of new amenities and premium housing options. Additionally, we expect to benefit from a market with declining new supply and fewer new starts on the horizon. These fundamental tailwinds paint a picture of growth and recovery, yet it’s clear that the driving market forces for 2023 (and likely 2024) will be higher interest rates, looming recession, lower liquidity and continued declines in asset valuations. As landlords and lenders face the music on these conditions, the future will be won by those with liquidity and the willingness to capitalize on opportunities. Fortunately, we were fast on the draw in recycling many of our more challenging assets prior to the current market turmoil and have continued to find success, illustrated by the recapitalization of our corporate headquarters this quarter. These moves have enabled us to advance our strategic transformation, maintain balance sheet strength and liquidity, and capitalize on our single best investment opportunity: the repurchase of our own stock. The following highlights demonstrate the state of our business as of the end of the first quarter.

$202 million of capital recycling transactions closed in the first quarter, despite challenging market conditions, representing an average capitalization rate of 6.2%. These transactions include the recapitalization of 4747 Bethesda Avenue, a trophy office asset built in 2019, where we sold an 80% pari-passu interest at approximately $815 per square foot. Proceeds were used to deleverage our balance sheet and provide capacity to repurchase our shares.

Operating portfolio performance in-line with prior quarters and overall market fundamentals. Multifamily NOI remained relatively flat quarter-over-quarter, and despite lower leasing volume typical to the first quarter, we executed 114,000 square feet of office leases within our commercial portfolio, of which 103,000 square feet (91%) was in National Landing. We believe that our National Landing offering and tenant base remain among the strongest in the market, with vacancy of 12.4% versus JLL reported first quarter vacancy of 21.9% for National Landing and 22.0% for Northern Virginia overall.

Preserved balance sheet strength with $1.7 billion of liquidity, including a large pool of unencumbered multifamily assets. We maintain a well-staggered debt maturity schedule, with a weighted average debt maturity of 4.2 years (adjusting for by-right extension options), and only $165 million of debt maturing by year end 2023, all tied to non-core assets. We continue to believe our primarily non-recourse, asset-level financing strategy is most valuable in an environment like today, providing a floor on our downside risk.

Phase One of Amazon’s HQ2 expected to open in June. The 2.1 million square foot Metropolitan Park will accommodate 14,000 Amazon employees, including the 8,000 workers that Amazon has already hired – which puts them ahead of their year-end goal and represents a 60% increase in Amazon’s local workforce since its previous disclosure in spring 2022. In accordance with its announcement, Amazon employees were expected back in the office for a minimum of three days per week as of May 1st.

All 14 retailers at Metropolitan Park have been announced. As we have mentioned before, we anticipate approximately 55 new retailers representing 210,000 square feet open by 2024, tripling the number of street level retailers in the submarket. 85% of this retail is leased today, with 50% currently open for business. By the third quarter, we anticipate approximately 75% of these retailers will be open.

Capital Allocation

Despite the challenging transaction market, certain asset profiles continue to attract buyers, such as Class A office assets with long-term leases and credit tenancy, or assets that have attractive in-place debt with long tenor. In the first quarter, we closed approximately $202 million of capital recycling transactions, including the sale of an 80% pari-passu interest in 4747 Bethesda Avenue, a trophy office building delivered in 2019 and located in Bethesda, MD. The asset’s new trophy-quality construction, credit tenancy, and in-place, assumable, interest-only debt made it an attractive sale candidate with a strong valuation ($815 per square foot). As part of this transaction, we retained property management, and our headquarters will remain at the property.

As we highlighted last quarter, preserving balance sheet strength and flexibility remains paramount; and we expect new investments, including development projects, acquisitions, and share repurchases, to be largely funded, whether up front or after the fact, by asset recycling. When our shares trade at a material discount to NAV, share repurchases are one of the most accretive uses of capital available to us. Accordingly, year-to-date we have repurchased 4.0 million shares at a weighted average price of $14.91 per share, totaling $60.2 million.

While the current transaction market is incredibly challenging, our management team has a proven track record of allocating capital through multiple market cycles, including large transactions where there was limited market appetite, but where our team was successful in threading the needle and executing at attractive valuations. Since 1999, we have successfully raised over $4 billion in private joint venture capital. As we work to transform the National Landing submarket into the nation’s premier live-work-play destination, anchored by the powerful demand drivers of Amazon, Virginia Tech, the Pentagon, and our digital infrastructure transformation, we continue to evaluate various capitalization strategies, including the potential recapitalization of certain development projects, assets, or portfolios, similar to what we recently accomplished at 4747 Bethesda Avenue.

Financial and Operating Metrics

For the three months ended March 31, 2023, we reported Core FFO attributable to common shareholders of $37.2 million, or $0.33 per diluted share. Annualized NOI increased 1.6% quarter-over-quarter to $327.5 million. Our multifamily portfolio ended the quarter at 95.0% leased and 92.9% occupied. Our office portfolio ended the quarter at 87.6% leased and 85.2% occupied. For second generation leases, the rental rate mark-to-market increased 0.3%.

As of March 31, 2023, our Net Debt/Total Enterprise Value was 52.5% and our Net Debt/Annualized Adjusted

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EBITDA was 7.8x. Our floating rate exposure remains limited, with 89.2% of our debt fixed or hedged as of the date of this release, after accounting for in-place interest rate swaps and caps. The remaining floating rate exposure is tied to our non-core assets, or assets where the business plan warrants preserving flexibility.

With respect to our near-term debt maturities, we believe we are well positioned: (i) our weighted average debt maturity stands at 4.2 years, after adjusting for by-right extension options; (ii) we have zero debt maturities tied to office assets in National Landing until 2025; and (iii) $165 million of debt maturing by year end 2023 is tied to non-core assets. Our primarily non-recourse asset-level financing strategy is most valuable in an environment like today, providing a floor on our downside risk.

Operating Portfolio

Multifamily Trends

Our multifamily portfolio ended the quarter at 92.9% occupied and 95.0% leased. Excluding 8001 Woodmont (in lease-up), our multifamily portfolio ended the quarter at 93.5% occupied and 95.6% leased. Multifamily NOI remained flat quarter-over-quarter, primarily driven by seasonality. Also, similar to trends exhibited last year, renewal rents continued to rise. Across our portfolio, we increased rents by 9.3% upon renewal for first quarter lease expirations, while achieving a 54.7% renewal rate. We expect renewal increases to moderate over the coming quarters given in-place portfolio rates are now approximately 3.4% below asking rents.

Market-Wide (DC Metro) Multifamily Trends (based on CoStar, UrbanTurf, and Apartment List data)

Rents continue to trend upward in the DC metro with ApartmentList reporting 3.3% year-over-year rent growth. Market-wide occupancy of 93.7% is in line with our portfolio, although down approximately 100 basis points year-over-year – a trend broadly in line with the other gateway markets. As we saw last quarter, new starts are few and far between given the cost and rate environment, with just two new ground-up projects and one conversion breaking ground in the first quarter. While it will take time for the impact of this significantly reduced pipeline to be felt, we believe that DC’s position as a safe harbor in times of economic distress, coupled with a limited supply environment, provides an opportunity for healthy future growth.

Office Trends

We executed 114,000 square feet of office leases in the first quarter, the majority of which comprised renewals. While leasing volume this quarter was softer than the quarter prior, much of the decrease can be attributed to seasonality, where, in most years, the first and third quarters tend to be slower than the second and fourth. Occupancy in this portfolio increased 10 basis points quarter-over-quarter to 85.2%.

Our team is diligently managing the 2.1 million square feet of leases expiring by the end of 2024 in National Landing. While market wide leasing remains challenging, fundamentals in National Landing benefit from the proximity to the Pentagon and the driving forces of the defense and technology industries. We have seen an uptick in demand for secure/Sensitive Compartmented Information Facility (SCIF) space as threats of cyber-attacks loom and international tensions rise, with 70% of our first quarter leases signed in National Landing incorporating this type of facility. Physical occupancy across our National Landing portfolio continues to increase, with March Kastle data reporting peak-day daily physical occupancy averaging 73%, up from 72% in February 2023. As companies continue calling employees back to the office (such as Amazon on May 1st), we anticipate physical occupancy in National Landing will continue trending upward.

Market-Wide (DC Metro) Office Trends (based on JLL, CBRE, FD Stonewater and Kastle Systems data)

Statistically, the office market across the region was essentially flat, with JLL reporting limited net absorption (0.2% of inventory). While this has been a steady trend for the past several quarters, it also means that the market has not moved off elevated total vacancy levels of over 20% market-wide, which puts tremendous strain on the market

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and makes competitive dealmaking particularly expensive for already distressed owners and lenders. Beneath the numbers, there are a few clear trends: in Northern Virginia, the demand story is heavily weighted to two user types with CBRE reporting that Aerospace and Defense accounted for 42% of all first quarter leasing, and tech accounted for an additional 33%. According to the same report, no leasing was done by the federal government which is not surprising. In a recently released memo regarding the return to work by the Office of Management and Budget, 19 pages were spent laying out paths to evaluate office work versus telework, with no clear deadlines or mandates to bring the federal workforce back in person. In fact, the federal leased footprint in DC has been steadily shrinking since 2014 when telework was enabled, and it seems unlikely that this trend will abate in the near future. Another trend transpiring in the private sector is that deals coming to market are weighted toward contractions – both in the city and in the suburban markets across nearly all tenant types. This widespread desire to contract is supported by CBRE reporting a 135% increase in sublease availability in Northern Virginia since 2020 with little of that space finding a tenant.

Taken together, these trends speak to a shrinking overall level of demand for the office market, but also represent what we believe are strong positives for JBG SMITH and National Landing: we are a well-capitalized landlord in an environment where liquidity is increasingly scarce. We believe National Landing is also a preferred location for the big drivers of private sector demand, including defense and technology, and offers advantages to both groups that are nearly impossible to replicate elsewhere. Our federal tenancy is also largely anchored by the users least likely to shed their space and embrace widespread telework – at least until SCIF spaces can be built in home offices and kitchen tables. These sectors’ preference for in-person work is readily apparent when comparing our peak day 73% physical occupancy to the DC metro market’s peak day of just 56%. Finally, in an era of less overall demand, we believe that users are intentionally choosing centrally located, transit connected, and amenitized environments outside of the traditional core that can serve as hubs for their workforce – in many cases independent of rental costs given the smaller size of their leased footprints. The next several years will be all about using these advantages to capture a larger share of a smaller pie.

Environmental, Social, and Governance (ESG)

In April, we released our annual ESG report highlighting our accomplishments and progress, key performance metrics, and our industry-leading ESG management strategy. This report details our ESG achievements over the past year, including maintaining a carbon neutral operating portfolio, financing over 2,500 units of affordable housing through the Washington Housing Initiative, and illustrating our preparations in anticipation of the SEC’s new ESG-related disclosure requirements. We encourage you to access our ESG report by visiting our website at https://www.jbgsmith.com/about/sustainability.

* * *

Our dramatic repositioning of National Landing, where approximately 70% of our portfolio is located, is happening as we speak. The long-awaited opening of Amazon’s new buildings at HQ2 is just about a month away. Our retail placemaking transformation is well under way, with 75% of our new retailers anticipated to be open by the third quarter, and construction on our over 1,500 multifamily units is on track. (If you have not visited the neighborhood to see the progress – we encourage you to reach out to our team to set up a tour).

Moving from pandemic-mode to market-roller-coaster-mode has challenged every company and management team in the real estate market, especially those that own office assets. The next few years are unlikely to offer any relief as the white-knuckle ride continues amidst recession, defaults, and a painfully slow return to some new normal in how office space is used. We are incredibly fortunate to have positioned ourselves well in the face of these trends, both in terms of asset recycling (selling those office assets most firmly in the cross hairs of these forces) and financial strength (ample liquidity, few near term debt maturities, aggressive share buybacks). This work has been more challenging to execute than any of us can recall – perhaps even more than during the GFC – and the credit

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for our success lies squarely on the shoulders of our exceptional team. I am lucky to work alongside them each and every day and take great pride in the happy warrior spirit they bring to their work.

Several years ago, we quoted from an inscription that some will recognize: “who does not answer to the rudder shall answer to the rock”. No matter how blistered and bloody they become, our hands will not relax their grip on the tiller as we continue our laser focus on taking full advantage of opportunities in the current climate. We appreciate your continued trust and confidence as we do this.

Sincerely,

W. Matthew Kelly

Chief Executive Officer

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Q1 2023 EARNINGS RELEASE

SECTION TWO

West Half Mock Unit

Section Two – Earnings Release

FOR IMMEDIATE RELEASE

Earnings Release

CONTACT

Barbat Rodgers

Senior Vice President, Investor Relations

(240) 333-3805

brodgers@jbgsmith.com

JBG SMITH ANNOUNCES FIRST QUARTER 2023 RESULTS

Bethesda, MD (May 9, 2023) - JBG SMITH (NYSE: JBGS), a leading owner and developer of high-quality, mixed-use properties in the Washington, DC market, today filed its Form 10-Q for the quarter ended March 31, 2023 and reported its financial results.

Additional information regarding our results of operations, properties, and tenants can be found in our First Quarter 2023 Investor Package, which is posted in the Investor Relations section of our website at www.jbgsmith.com. We encourage investors to consider the information presented here with the information in that document.

First Quarter 2023 Highlights

●	Net income, Funds From Operations ("FFO") and Core FFO attributable to common shareholders were:

	FIRST QUARTER COMPARISON
in millions, except per share amounts	Three Months Ended
	March 31, 2023		March 31, 2022
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$21.2	$0.19	$-	$-
FFO	$33.0	$0.29	$51.3	$0.40
Core FFO	$37.2	$0.33	$42.7	$0.34
●	Annualized Net Operating Income ("NOI") for the three months ended March 31, 2023 was $327.5 million, compared to $322.3 million for the three months ended December 31, 2022, at our share.
o	The slight increase in Annualized NOI was substantially attributable to (i) a decrease in bad debt, partially offset by higher real estate taxes and utilities in our commercial portfolio and (ii) higher rents across the multifamily portfolio.
●	Same Store NOI ("SSNOI") at our share decreased 0.7% year-over-year to $76.1 million for the three months ended March 31, 2023.
o	The decrease in SSNOI was substantially attributable to (i) increased abatement and higher utilities, partially offset by an increase in parking revenue in our commercial portfolio and (ii) higher occupancy and rents in our multifamily portfolio.

Operating Portfolio

●	The operating commercial portfolio was 87.6% leased and 85.2% occupied as of March 31, 2023, compared to 88.5% and 85.1% as of December 31, 2022, at our share.
●	The operating multifamily portfolio was 95.0% leased and 92.9% occupied as of March 31, 2023, compared to 94.5% and 93.6% as of December 31, 2022, at our share.
●	Executed approximately 114,000 square feet of office leases at our share during the three months ended March 31, 2023, comprising approximately 20,000 square feet of first-generation leases and approximately 94,000 square feet of second-generation leases, which generated a 4.5% rental rate increase on a GAAP basis and a 0.3% rental rate increase on a cash basis.

Development Portfolio

Under-Construction

●	As of March 31, 2023, we had two multifamily assets under construction consisting of 1,583 units at our share.

Development Pipeline

●	As of March 31, 2023, we had 20 assets in the development pipeline consisting of 9.8 million square feet of estimated potential development density at our share.

Third-Party Asset Management and Real Estate Services Business

●	For the three months ended March 31, 2023, revenue from third-party real estate services, including reimbursements, was $22.8 million. Excluding reimbursements and service revenue from our interests in real estate ventures, revenue from our third-party asset management and real estate services business was $10.6 million, primarily driven by $5.8 million of property and asset management fees, $2.0 million of development fees, $1.3 million of leasing fees and $1.1 million of other service revenue.

Balance Sheet

●	As of March 31, 2023, our total enterprise value was approximately $4.1 billion, comprising 128.4 million common shares and units valued at $1.9 billion, and debt (net of premium / (discount) and deferred financing costs) at our share of $2.4 billion, less cash and cash equivalents at our share of $291.8 million.
●	As of March 31, 2023, we had $279.6 million of cash and cash equivalents ($291.8 million of cash and cash equivalents at our share), and $1.0 billion of capacity under our credit facility inclusive of our capacity under the term loan.
●	Net Debt to annualized Adjusted EBITDA at our share for the three months ended March 31, 2023 was 7.8x, and our Net Debt / total enterprise value was 52.5% as of March 31, 2023.

Investing and Financing Activities

●	In March 2023, we sold $201.5 million of assets, which included an 80.0% pari-passu interest in 4747 Bethesda Avenue and a development parcel.
●	As previously announced, in January 2023, we entered into a $187.6 million loan facility, collateralized by The Wren and F1RST Residences. The loan has a seven-year term and a fixed interest rate of 5.13%. This loan is the initial advance under a Fannie Mae multifamily credit facility which provides flexibility for collateral substitutions, future advances tied to performance, ability to mix fixed and floating rates, and staggered maturities. Proceeds from the loan were used, in part, to repay the $131.5 million mortgage loan on 2121 Crystal Drive, which had a fixed interest rate of 5.51%.
●	As previously announced, in February 2023, we acquired the remaining 0.3% ownership interest in The Wren, a multifamily asset that was owned by a consolidated real estate venture, for $0.6 million.
●	We repurchased and retired 1.2 million common shares for $20.1 million, a weighted average purchase price per share of $16.66.

Subsequent to March 31, 2023:

●	We repurchased and retired 2.8 common shares for $40.1 million, a weighted average purchase price per share of $14.16, pursuant to a repurchase plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Dividends

●	On May 4, 2023, our Board of Trustees declared a quarterly dividend of $0.225 per common share, payable on June 30, 2023 to shareholders of record as of June 23, 2023.

About JBG SMITH

JBG SMITH owns, operates, invests in, and develops mixed-use properties in high growth and high barrier-to-entry submarkets in and around Washington, DC. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the Washington, DC metropolitan area. Approximately two-thirds of JBG SMITH's holdings are in the National Landing submarket in Northern Virginia, which is anchored by four key demand drivers: Amazon's new headquarters; Virginia Tech's under-construction $1 billion Innovation Campus; the submarket’s proximity to the Pentagon; and JBG SMITH’s deployment of next-generation public and private 5G digital infrastructure. JBG SMITH's dynamic portfolio currently comprises 15.0 million square feet of high-growth office, multifamily, and retail assets at share, 98% of which are Metro-served. It also maintains a development pipeline encompassing 9.8 million square feet of mixed-use, primarily multifamily, development opportunities. JBG SMITH is committed to the operation and development of green, smart, and healthy buildings and plans to maintain carbon neutral operations annually. For more information on JBG SMITH please visit www.jbgsmith.com.

Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results, financial condition and business of JBG SMITH Properties ("JBG SMITH", the "Company", "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximate", "hypothetical", "potential", "believes", "expects", "anticipates", "estimates", "intends", "plans", "would", "may" or similar expressions in this earnings release. We also note the following forward-looking statements: changes to the amount and manner in which tenants use space; our annual dividend per share and dividend yield; whether in the case of our under-construction assets and assets in the development pipeline, estimated square feet, estimated number of units and estimated potential development density are accurate; expected timing, completion, modifications and delivery dates for the projects we are developing for Amazon; the ability of any or all of our demand drivers to materialize and their effect on economic impact, job growth, expansion of public transportation and related demand in the National Landing submarket; planned infrastructure and educational improvements related to Amazon's additional headquarters and the Virginia Tech Innovation Campus; our development plans related to National Landing; whether we will be able to successfully shift the majority of our portfolio to multifamily; and whether the allocation of capital to our share repurchase plan has any impact on our share price.

Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date hereof.

Pro Rata Information

We present certain financial information and metrics in this release "at JBG SMITH Share," which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, "real estate ventures") as applied to these financial measures and metrics. Financial information "at JBG SMITH Share" is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset's financial information. "At JBG SMITH Share" information, which we also refer to as being "at share," "our pro rata share" or "our share," is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.

We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers' share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers' interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP "at JBG SMITH Share" financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Occupancy, non-GAAP financial measures, leverage metrics, operating assets and operating metrics presented in our investor package exclude our 10.0% subordinated interest in one commercial building, our 33.5% subordinated interest in four commercial buildings, and our 49.0% interest in three commercial buildings, as well as the associated non-recourse mortgage loans, held through unconsolidated real estate ventures, as our investment in each real estate venture is zero, we do not anticipate receiving any near-term cash flow distributions from the real estate ventures, and we have not guaranteed their obligations or otherwise committed to providing financial support.

Non-GAAP Financial Measures

This release includes non-GAAP financial measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH's management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH's financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this earnings release. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies. In addition to "at share" financial information, the following non-GAAP measures are included in this release:

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and "Adjusted EBITDA" are non-GAAP financial measures. EBITDA and EBITDAre are used by management as supplemental operating performance measures, which we believe help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization expense on our assets). EBITDAre is computed in accordance with the definition established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expense, gains and losses on sales of real estate and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments, income from investments, business interruption insurance proceeds and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.

Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results.

Funds from Operations ("FFO"), "Core FFO" and Funds Available for Distribution ("FAD") are non-GAAP financial measures. FFO is computed in accordance with the definition established by Nareit in the Nareit FFO White Paper - 2018 Restatement. Nareit defines FFO as net income (loss) (computed in accordance with GAAP), excluding depreciation and amortization expense related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures.

Core FFO represents FFO adjusted to exclude items which we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, income from investments, business interruption insurance proceeds, amortization of the management contracts intangible and the mark-to-market of derivative instruments, including our share of such adjustments for unconsolidated real estate ventures.

FAD represents Core FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption (payments) refunds, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges, including our share of such adjustments for unconsolidated real estate ventures. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.

We believe FFO, Core FFO and FAD are meaningful non-GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non-GAAP measures exclude real estate depreciation and amortization expense, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions, and other non-comparable income and expenses. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies.

"Net Debt" is a non-GAAP financial measurement. Net Debt represents our total consolidated and unconsolidated indebtedness less cash and cash equivalents at our share. Net Debt is an important component in the calculations of Net Debt to Annualized Adjusted EBITDA and Net Debt / total enterprise value. We believe that Net Debt is a meaningful non-GAAP financial measure useful to investors because we review Net Debt as part of the management of our overall financial flexibility, capital structure and leverage. We may utilize a considerable portion of our cash and cash equivalents at any given time for purposes other than debt reduction. In addition, cash and cash equivalents at our share may not be solely controlled by us. The deduction of cash and cash equivalents at our share from consolidated and unconsolidated indebtedness in the calculation of Net Debt, therefore, should not be understood to mean that it is available exclusively for debt reduction at any given time.

Net Operating Income ("NOI") and "Annualized NOI" are non-GAAP financial measures management uses to assess an asset's performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of Free Rent and payments associated with assumed lease liabilities) less operating expenses and ground rent for operating leases, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and the amortization of acquired above-market leases and below-market ground lease intangibles. Management uses NOI as a supplemental performance measure of our assets and believes it provides useful information to investors because it reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. NOI presented by us may not be comparable to NOI reported by other REITs that define these measures differently. We believe to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) attributable to common shareholders as presented in our financial statements. NOI should not be considered as an alternative to net income (loss) attributable to common shareholders as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended March 31, 2023 multiplied by four. Due to seasonality in the hospitality business, Annualized NOI for Crystal City Marriott represents the trailing 12-month NOI as of March 31, 2023. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release. There can be no assurance that the Annualized NOI shown will reflect our actual results of operations over any 12-month period.

Definitions

"Development Pipeline" refers to assets that have the potential to commence construction subject to receipt of full entitlements, completion of design and market conditions where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into, a leasehold interest with respect to land.

"Estimated Potential Development Density" reflects management's estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of March 31, 2023. Our current business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans, and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other factors, we make no assurance that Estimated Potential Development Density amounts will become actual density to the extent we complete development of assets for which we have made such estimates.

"First-generation" is a lease on space that had been vacant for at least nine months or a lease on newly delivered space.

"Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies.

"Free Rent" means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s).

"GAAP" means accounting principles generally accepted in the United States of America.

"In-Service" refers to commercial or multifamily operating assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of March 31, 2023.

"Non-Same Store" refers to all operating assets excluded from the same store pool.

"Same Store" refers to the pool of assets that were in-service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

"Second-generation" is a lease on space that had been vacant for less than nine months.

"Transaction and Other Costs" include pursuit costs related to completed, potential and pursued transactions, demolition costs, severance and other costs.

"Under-Construction" refers to assets that were under construction during the three months ended March 31, 2023.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

in thousands	March 31, 2023	December 31, 2022

ASSETS
Real estate, at cost:
Land and improvements	$1,267,022	$1,302,569
Buildings and improvements	4,157,110	4,310,821
Construction in progress, including land	619,111	544,692
	6,043,243	6,158,082
Less: accumulated depreciation	(1,355,655)	(1,335,000)
Real estate, net	4,687,588	4,823,082
Cash and cash equivalents	279,553	241,098
Restricted cash	42,339	32,975
Tenant and other receivables	46,241	56,304
Deferred rent receivable	159,287	170,824
Investments in unconsolidated real estate ventures	312,651	299,881
Intangible assets, net	149,243	162,246
Other assets, net	158,118	117,028
TOTAL ASSETS	$5,835,020	$5,903,438

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage loans, net	$1,802,051	$1,890,174
Revolving credit facility	—	—
Unsecured term loans, net	547,256	547,072
Accounts payable and accrued expenses	124,268	138,060
Other liabilities, net	164,627	132,710
Total liabilities	2,638,202	2,708,016
Commitments and contingencies
Redeemable noncontrolling interests	457,778	481,310
Total equity	2,739,040	2,714,112
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$5,835,020	$5,903,438

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

in thousands, except per share data	Three Months Ended March 31,
	2023	2022
REVENUE
Property rental	$124,033	$131,598
Third-party real estate services, including reimbursements	22,784	23,970
Other revenue	6,145	6,397
Total revenue	152,962	161,965
EXPENSES
Depreciation and amortization	53,431	58,062
Property operating	35,612	40,644
Real estate taxes	15,224	18,186
General and administrative:
Corporate and other	16,123	15,815
Third-party real estate services	23,823	27,049
Share-based compensation related to Formation Transaction and special equity awards	351	2,244
Transaction and other costs	2,472	899
Total expenses	147,036	162,899
OTHER INCOME (EXPENSE)
Income from unconsolidated real estate ventures, net	433	3,145
Interest and other income, net	4,077	14,246
Interest expense	(26,842)	(16,278)
Gain (loss) on the sale of real estate, net	40,700	(136)
Loss on the extinguishment of debt	—	(591)
Total other income (expense)	18,368	386
INCOME (LOSS) BEFORE INCOME TAX BENEFIT	24,294	(548)
Income tax benefit	16	471
NET INCOME (LOSS)	24,310	(77)
Net income attributable to redeemable noncontrolling interests	(3,363)	(10)
Net loss attributable to noncontrolling interests	224	55
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$21,171	$(32)
EARNINGS (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$0.19	$—
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	114,052	126,682

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)

(Unaudited)

dollars in thousands	Three Months Ended March 31,
	2023		2022

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$24,310		$(77)
Depreciation and amortization expense	53,431		58,062
Interest expense	26,842		16,278
Income tax benefit	(16)		(471)
Unconsolidated real estate ventures allocated share of above adjustments	3,664		9,829
EBITDA attributable to noncontrolling interests	30		(26)
EBITDA	$108,261		$83,595
(Gain) loss on the sale of real estate, net	(40,700)		136
Gain on the sale of unconsolidated real estate assets	—		(5,243)

EBITDAre	$67,561		$78,488
Transaction and other costs, net of noncontrolling interests (1)	2,472		865
Income from investments, net	(1,861)		(14,071)
Loss on the extinguishment of debt	—		591
Share-based compensation related to Formation Transaction and special equity awards	351		2,244
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(167)		(441)
Unconsolidated real estate ventures allocated share of above adjustments	2		204

Adjusted EBITDA	$68,358		$67,880

Net Debt to Annualized Adjusted EBITDA (2)	7.8	x	9.6	x

	March 31, 2023		March 31, 2022
Net Debt (at JBG SMITH Share)
Consolidated indebtedness (3)	$2,344,304		$2,464,640
Unconsolidated indebtedness (3)	87,832		362,861
Total consolidated and unconsolidated indebtedness	2,432,136		2,827,501
Less: cash and cash equivalents	291,799		207,568
Net Debt (at JBG SMITH Share)	$2,140,337		$2,619,933

Note: All EBITDA measures as shown above are attributable to common limited partnership units ("OP Units") and certain fully-vested incentive equity awards that are convertible into OP Units.

(1)	Includes pursuit costs related to completed, potential and pursued transactions, demolition costs, severance and other costs.
(2)	Quarterly Adjusted EBITDA is annualized by multiplying by four.
(3)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)

(Unaudited)

in thousands, except per share data	Three Months Ended March 31,
	2023	2022

FFO and Core FFO
Net income (loss) attributable to common shareholders	$21,171	$(32)
Net income attributable to redeemable noncontrolling interests	3,363	10
Net loss attributable to noncontrolling interests	(224)	(55)
Net income (loss)	24,310	(77)
(Gain) loss on the sale of real estate, net of tax	(40,700)	136
Gain on the sale of unconsolidated real estate assets	—	(5,243)
Real estate depreciation and amortization	51,611	55,517
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	2,760	6,870
FFO attributable to noncontrolling interests	224	(26)
FFO Attributable to OP Units	$38,205	$57,177
FFO attributable to redeemable noncontrolling interests	(5,203)	(5,877)
FFO Attributable to Common Shareholders	$33,002	$51,300

FFO attributable to OP Units	$38,205	$57,177
Transaction and other costs, net of tax and noncontrolling interests (1)	2,373	843
Income from investments, net	(1,405)	(10,538)
Loss (gain) from mark-to-market on derivative instruments, net of noncontrolling interests	2,541	(3,367)
Loss on the extinguishment of debt	—	591
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(167)	(441)
Share-based compensation related to Formation Transaction and special equity awards	351	2,244
Amortization of management contracts intangible, net of tax	1,106	1,105
Unconsolidated real estate ventures allocated share of above adjustments	36	(48)
Core FFO Attributable to OP Units	$43,040	$47,566
Core FFO attributable to redeemable noncontrolling interests	(5,862)	(4,889)
Core FFO Attributable to Common Shareholders	$37,178	$42,677
FFO per common share - diluted	$0.29	$0.40
Core FFO per common share - diluted	$0.33	$0.34
Weighted average shares - diluted (FFO and Core FFO)	114,062	126,688

See footnotes on page 15.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)

(Unaudited)

in thousands, except per share data	Three Months Ended March 31,
	2023	2022

FAD
Core FFO attributable to OP Units	$43,040	$47,566
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions (2)	(7,794)	(13,702)
Straight-line and other rent adjustments (3)	(8,377)	(1,791)
Third-party lease liability assumption (payments) refunds	95	—
Share-based compensation expense	9,348	10,493
Amortization of debt issuance costs	1,307	1,176
Unconsolidated real estate ventures allocated share of above adjustments	402	(648)
Non-real estate depreciation and amortization	355	1,068
FAD available to OP Units (A)	$38,376	$44,162
Distributions to common shareholders and unitholders (B)	$29,619	$32,603
FAD Payout Ratio (B÷A) (4)	77.2%	73.8%

Capital Expenditures
Maintenance and recurring capital expenditures	$2,973	$4,820
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	—	82
Second-generation tenant improvements and leasing commissions	4,742	8,594
Share of Second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	79	206
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions	7,794	13,702
Non-recurring capital expenditures	9,693	12,810
Share of non-recurring capital expenditures from unconsolidated real estate ventures	2	12
First-generation tenant improvements and leasing commissions	3,125	4,450
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	313	473
Non-recurring capital expenditures	13,133	17,745
Total JBG SMITH Share of Capital Expenditures	$20,927	$31,447

(1)	Includes pursuit costs related to completed, potential and pursued transactions, demolition costs, severance and other costs.
(2)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(3)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(4)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

NOI RECONCILIATIONS (NON-GAAP)

(Unaudited)

dollars in thousands	Three Months Ended March 31,
	2023	2022

Net income (loss) attributable to common shareholders	$21,171	$(32)
Add:
Depreciation and amortization expense	53,431	58,062
General and administrative expense:
Corporate and other	16,123	15,815
Third-party real estate services	23,823	27,049
Share-based compensation related to Formation Transaction and special equity awards	351	2,244
Transaction and other costs	2,472	899
Interest expense	26,842	16,278
Loss on the extinguishment of debt	—	591
Income tax benefit	(16)	(471)
Net income attributable to redeemable noncontrolling interests	3,363	10
Net loss attributable to noncontrolling interests	(224)	(55)
Less:
Third-party real estate services, including reimbursements revenue	22,784	23,970
Other revenue	1,726	2,196
Income from unconsolidated real estate ventures, net	433	3,145
Interest and other income, net	4,077	14,246
Gain (loss) on the sale of real estate, net	40,700	(136)

Consolidated NOI	77,616	76,969
NOI attributable to unconsolidated real estate ventures at our share	4,429	6,967
Non-cash rent adjustments (1)	(8,377)	(1,791)
Other adjustments (2)	6,845	8,760
Total adjustments	2,897	13,936
NOI	$80,513	$90,905
Less: out-of-service NOI loss (3)	(710)	(1,448)
Operating Portfolio NOI	$81,223	$92,353
Non-Same Store NOI (4)	5,114	15,716
Same Store NOI (5)	$76,109	$76,637

Change in Same Store NOI	(0.7)%
Number of properties in Same Store pool	49

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(3)	Includes the results of our Under-Construction assets and assets in the Development Pipeline.
(4)	Includes the results of properties that were not In-Service for the entirety of both periods being compared, including disposed properties, and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(5)	Includes the results of the properties that are owned, operated and In-Service for the entirety of both periods being compared.

Q1 2023 SUPPLEMENTAL INFORMATION

SECTION THREE

The Bartlett

F1RST Residences Rooftop Common Area

JBG SMITH

SUPPLEMENTAL INFORMATION | Q1 2023

SEP
TABLE OF CONTENTS	MARCH 31, 2023

DISCLOSURES	MARCH 31, 2023

Disclosures

Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results, financial condition and business of JBG SMITH Properties ("JBG SMITH", the "Company", "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximate", "hypothetical", "potential", "believes", "expects", "anticipates", "estimates", "intends", "plans", "would", "may" or similar expressions in this Investor Package. We also note the following forward-looking statements: the impact of disruptions to the credit and capital markets on our ability to access capital, including refinancing maturing debt; potential Net Operating Income growth and the assumptions on which such growth is premised, our estimated future leverage (Net Debt/Annualized Adjusted EBITDA and Net Debt/Total Enterprise Value) profile, the economic impact, job growth, expansion of public transportation and related demand for multifamily and commercial properties of Amazon.com, Inc.'s ("Amazon") additional headquarters on the Washington, DC metropolitan area and National Landing and the speed with which such impact occurs and Amazon's plans for accelerated hiring and in-person work requirements; changes to the amount and manner in which tenants use space; long-term trends in demand for housing (including multifamily) within major urban employment centers; whether National Landing will benefit economically from its proximity to the Pentagon; the anticipated growth of our target submarkets; the economic impact of DC's diversification into technology; our annual dividend per share and dividend yield; annualized Net Operating Income; adjusted annualized Net Operating Income; expected timing, completion, modifications and delivery dates for the projects we are developing for Amazon; the ability of any or all of our demand drivers to materialize and their effect on economic impact, job growth, expansion of public transportation and related demand in the National Landing submarket; planned infrastructure and educational improvements related to Amazon's additional headquarters; the impact of our role as the developer, property manager and retail leasing agent in connection with Amazon's new headquarters; whether Phase One of Amazon’s HQ2 will open on the anticipated timeline; the impact on our net asset value of the Amazon transactions; whether we will succeed in our contemplated recycling of disposition proceeds into acquisitions yielding the anticipated stabilized capitalization rates; whether we are able to renew at or above our historical retention rates on rolling leases; whether the allocation of capital to our share repurchase plan has any impact on our share price; whether our rent estimates are accurate; whether in the case of our Under-Construction assets and assets in the Development Pipeline, estimated square feet, estimated number of units, estimated construction start, the estimated completion date, estimated stabilization date, Estimated Incremental Investment, Estimated Total Investment, Projected NOI Yield, weighted average Projected NOI Yield, NOI Yield or Estimated Total Project Cost, estimated total NOI weighted average completion date, yield on cost, weighted average stabilization date, intended type of asset use and potential tenants, Estimated Potential Development Density, and Estimated Stabilized NOI are accurate; whether our Under-Construction assets will deliver the Annualized NOI that we anticipate; whether our plans related to our investment in 5G wireless spectrum across National Landing will be a significant demand catalyst; whether the anticipated placemaking in National Landing will be realized; whether the number of retailers and multifamily units in National Landing will increase to the levels anticipated or open on the timelines anticipated; whether we will be able to successfully dispose of certain non-core office assets outside of National Landing; whether we will be able to successfully shift the majority of our portfolio to multifamily and concentrate our office portfolio in National Landing, and in the case of our Development Pipeline opportunities, Estimated Potential Development Density and estimated entitlement timeline including the potential for delays in the entitlement process.

Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date hereof.

Organization and Basis of Presentation

JBG SMITH, a Maryland real estate investment trust, owns and operates a portfolio of multifamily and commercial assets amenitized with ancillary retail. JBG SMITH's portfolio reflects its longstanding strategy of owning and operating assets within Metro-served submarkets in the Washington, D.C. metropolitan area with high barriers to entry and vibrant urban amenities. Approximately two-thirds of our portfolio is in National Landing, which is anchored by four key demand drivers: Amazon's new headquarters; Virginia Tech's under-construction $1 billion Innovation Campus; the submarket’s proximity to the Pentagon; and our deployment of next-generation public and private 5G digital infrastructure. In addition, our third-party asset management and real estate services business provides fee-based real estate services to the Washington Housing Initiative Impact Pool, the legacy funds formerly organized by The JBG Companies (the "JBG Legacy Funds") and other third parties.

DISCLOSURES	MARCH 31, 2023

The information contained in this Investor Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America ("GAAP") and is unaudited information, unless otherwise indicated.

Pro Rata Information

We present certain financial information and metrics in this Investor Package "at JBG SMITH Share," which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, "real estate ventures") as applied to these financial measures and metrics. Financial information "at JBG SMITH Share" is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset's financial information. "At JBG SMITH Share" information, which we also refer to as being "at share," "our pro rata share" or "our share," is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.

We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers' share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers' interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP "at JBG SMITH Share" financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Occupancy, non-GAAP financial measures, leverage metrics, operating assets and operating metrics presented in our investor package exclude our 10.0% subordinated interest in one commercial building, our 33.5% subordinated interest in four commercial buildings, and our 49.0% interest in three commercial buildings, as well as the associated non-recourse mortgage loans, held through unconsolidated real estate ventures, as our investment in each real estate venture is zero, we do not anticipate receiving any near-term cash flow distributions from the real estate ventures, and we have not guaranteed their obligations or otherwise committed to providing financial support.

DISCLOSURES	MARCH 31, 2023

Definitions

See pages 47-51 for definitions of terms used in this Investor Package.

Non-GAAP Measures

This Investor Package includes non-GAAP measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why our management believes that the presentation of these measures provides useful information to investors regarding our financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this Investor Package. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies.

In addition to "at share" financial information, the following non-GAAP measures are included in this Investor Package:

●	Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")
●	EBITDA for Real Estate ("EBITDAre")
●	Adjusted EBITDA
●	Funds from Operations ("FFO")
●	Core FFO
●	Funds Available for Distribution ("FAD")
●	Third-Party Asset Management and Real Estate Services Business
●	Pro Rata Adjusted General and Administrative Expenses
●	Net Operating Income ("NOI")
●	Annualized NOI
●	Estimated Stabilized NOI
●	Projected NOI Yield
●	Same Store NOI
●	Consolidated and Unconsolidated Indebtedness
●	Net Debt

COMPANY PROFILE	MARCH 31, 2023 (Unaudited)

Company Profile

Executive Officers		Company Snapshot as of March 31, 2023

W. Matthew Kelly	Chief Executive Officer and Trustee	Exchange/ticker	NYSE: JBGS
M. Moina Banerjee	Chief Financial Officer	Indicated annual dividend per share	$0.90
Kevin P. Reynolds	Chief Development Officer	Dividend yield	6.0%
George L. Xanders	Chief Investment Officer
Steven A. Museles	Chief Legal Officer	Total Enterprise Value (dollars in billions, except share price)
		Common share price	$15.06
		Common shares and common limited partnership units ("OP Units") outstanding (in millions) (1)	128.38
		Total market capitalization	$1.93
		Total consolidated and unconsolidated indebtedness at JBG SMITH Share	2.43
		Less: cash and cash equivalents at JBG SMITH Share	(0.29)
		Net Debt	$2.14
		Total Enterprise Value	$4.07

		Net Debt / Total Enterprise Value	52.5%

(1)	Includes certain fully-vested incentive equity awards that are convertible into OP Units.

FINANCIAL HIGHLIGHTS	MARCH 31, 2023 (Unaudited)

Financial Highlights

dollars in thousands, except per share data	Three Months Ended
	March 31, 2023

Summary Financial Results
Total revenue	$152,962
Net income attributable to common shareholders	$21,171
Per diluted common share	$0.19
Operating portfolio NOI	$81,223
FFO (1)	$38,205
Per OP Unit	$0.29
Core FFO (1)	$43,040
Per OP Unit	$0.33
FAD (1)	$38,376
FAD payout ratio	77.2%
EBITDA (1)	$108,261
EBITDAre (1)	$67,561
Adjusted EBITDA (1)	$68,358
Net Debt / total enterprise value	52.5%
Net Debt to annualized Adjusted EBITDA	7.8	x

	March 31, 2023

Debt Summary (at JBG SMITH Share)
Total consolidated indebtedness (2)	$2,344,304
Total consolidated and unconsolidated indebtedness (2)	$2,432,136
Weighted average interest rates:
Variable rate debt (3)	5.42%
Fixed rate debt	4.02%
Total debt	4.48%
Cash and cash equivalents	$291,799

(1)	Attributable to OP Units, which include units owned by JBG SMITH, and certain incentive equity awards that may be convertible into OP Units.
(2)	Net of premium/discount and deferred financing costs.
(3)	For floating rate loans with interest rate caps, the weighted average interest rate cap strike is 2.35% for consolidated debt, and 2.21% for all debt, and the weighted average maturity date of the interest rate caps is in August 2023. The interest rate cap strike is exclusive of the credit spreads associated with the loans.

FINANCIAL HIGHLIGHTS – TRENDS	MARCH 31, 2023 (Unaudited)

Financial Highlights - Trends

Three Months Ended
dollars in thousands, except per share data, at JBG SMITH Share	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Commercial NOI	$49,522	$49,309	$52,167	$57,437	$64,919
Multifamily NOI	31,084	30,951	27,955	27,338	26,887
Ground Leases and Other NOI	617	637	632	468	547
Operating portfolio NOI	$81,223	$80,897	$80,754	$85,243	$92,353
Total Annualized NOI	$327,530	$322,284	$322,018	$337,093	$370,691

Net income (loss) attributable to common shareholders	$21,171	$(18,579)	$(19,293)	$123,275	$(32)
Per diluted common share	$0.19	$(0.17)	$(0.17)	$1.02	$—
FFO (1)	$38,205	$35,865	$46,323	$38,527	$57,177
Per OP Unit	$0.29	$0.27	$0.35	$0.28	$0.40
Core FFO (1)	$43,040	$40,186	$48,371	$42,625	$47,566
Per OP Unit	$0.33	$0.30	$0.36	$0.31	$0.34
FAD (1)	$38,376	$27,858	$37,217	$39,099	$44,162
FAD payout ratio	77.2%	106.3%	80.2%	81.3%	73.8%
EBITDA (1)	$108,261	$63,427	$54,270	$219,366	$83,595
EBITDAre (1)	$67,561	$63,431	$69,671	$59,663	$78,488
Adjusted EBITDA (1)	$68,358	$65,251	$73,992	$64,765	$67,880
Net Debt / total enterprise value	52.5%	47.7%	49.3%	40.4%	39.1%
Net Debt to annualized Adjusted EBITDA	7.8	x	8.6	x	7.9	x	8.1	x	9.6	x

Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022

Number of Operating Assets
Commercial	31	31	35	35	41
Multifamily	18	18	19	19	20
Ground Leases and Other	2	2	2	2	1
Total	51	51	56	56	62

Operating Portfolio % Leased
Commercial (2)	87.6%	88.5%	88.3%	87.3%	85.2%
Multifamily (3)	95.0%	94.5%	95.5%	95.7%	94.1%
Weighted Average	90.6%	90.9%	91.1%	90.5%	88.1%

Operating Portfolio % Occupied (4)
Commercial (2)	85.2%	85.1%	85.9%	86.1%	83.3%
Multifamily (3)	92.9%	93.6%	93.7%	92.3%	91.6%
Weighted Average	88.4%	88.5%	88.9%	88.4%	86.0%

See footnotes on page 9.

FINANCIAL HIGHLIGHTS – TRENDS	MARCH 31, 2023 (Unaudited)

Footnotes

Note: See appendices for reconciliations of non-GAAP financial measures to their respective comparable GAAP financial measures.

(1)	Attributable to OP Units, which include units owned by JBG SMITH, and certain incentive equity awards that may be convertible into OP Units.
(2)	Crystal City Marriott is excluded from the Percent Leased and the Percent Occupied metrics.
(3)	Includes Recently Delivered assets. In-Service assets were 96.6% leased and 93.1% occupied as of Q2 2022, and 95.5% leased and 92.9% occupied as of Q1 2022. 2221 S. Clark Street – Residential and 900 W Street are excluded from the Percent Leased and the Percent Occupied metrics as they are operated as short-term rental properties.
(4)	Percent Occupied excludes occupied retail SF.

PORTFOLIO OVERVIEW	MARCH 31, 2023 (Unaudited)

Portfolio Overview

		100% Share	At JBG SMITH Share
							Annualized Rent
						Annualized	per Square Foot/
	Number of	Square Feet/	Square Feet/	%	%	Rent	Monthly Rent	Annualized NOI
	Assets	Units	Units	Leased	Occupied (1)	(in thousands)	Per Unit (2)	(in thousands)

Operating
Commercial (3)
National Landing	22	7,269,464	6,993,667	87.6%	86.0%	$259,282	$45.54	$170,982
Other VA	4	1,058,289	399,229	95.5%	95.8%	17,702	49.05	6,036
DC	3	812,393	513,165	79.9%	65.5%	21,214	61.77	8,788
MD	2	513,647	273,241	88.3%	88.1%	9,469	38.46	14,920
Commercial - total / weighted average	31	9,653,793	8,179,302	87.6%	85.2%	$307,667	$46.26	$200,726

Multifamily (4)
National Landing	4	2,856	2,856	95.8%	93.8%	$68,396	$2,245	$47,400
DC	11	3,140	3,140	95.0%	92.6%	95,342	2,473	64,764
MD	3	760	760	92.7%	91.4%	20,667	2,368	12,172
Multifamily – total / weighted average	18	6,756	6,756	95.0%	92.9%	$184,405	$2,367	$124,336

Ground Leases and Other (5)
Other VA	1	—	—	—	—	—	—	$492
DC	1	—	—	—	—	—	—	1,976
Ground leases and other – total	2	—	—	—	—	—	—	$2,468

Operating - Total / Weighted Average	51	9,653,793 SF/ 6,756 Units	8,179,302 SF/ 6,756 Units	90.6%	88.4%	$492,072	$46.26 per SF/ $2,367 per unit	$327,530

Development (6)

Under-Construction	2	1,583 Units	1,583 Units

Development Pipeline	20	12,534,000	9,797,300

(1)	Percent Occupied excludes retail SF.
(2)	For commercial assets, represents annualized office rent divided by occupied office SF; annualized retail rent and retail SF are excluded from this metric. For multifamily assets, represents monthly multifamily rent divided by occupied units; retail rent is excluded from this metric. Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of office tenants that only pay percentage rent. Occupied square footage may differ from leased square footage because leased square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(3)	Crystal City Marriott is excluded from Percent Leased, Percent Occupied, Annualized Rent and Annualized Rent per Square Foot metrics.
(4)	2221 S. Clark Street – Residential and 900 W Street are excluded from Percent Leased, Percent Occupied, Annualized Rent and Monthly Rent Per Unit metrics as they are operated as short-term rental properties.
(5)	Assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from Percent Leased, Percent Occupied, Annualized Rent and Annualized Rent per Square Foot metrics. See footnote (7) on page 22 for more information.
(6)	Refer to pages 39 – 41 for detail on Under-Construction assets and assets in the Development Pipeline.

CONDENSED CONSOLIDATED BALANCE SHEETS	MARCH 31, 2023 (Unaudited)

Condensed Consolidated Balance Sheets

in thousands	March 31, 2023	December 31, 2022

ASSETS
Real estate, at cost:
Land and improvements	$1,267,022	$1,302,569
Buildings and improvements	4,157,110	4,310,821
Construction in progress, including land	619,111	544,692
	6,043,243	6,158,082
Less: accumulated depreciation	(1,355,655)	(1,335,000)
Real estate, net	4,687,588	4,823,082
Cash and cash equivalents	279,553	241,098
Restricted cash	42,339	32,975
Tenant and other receivables	46,241	56,304
Deferred rent receivable	159,287	170,824
Investments in unconsolidated real estate ventures	312,651	299,881
Intangible assets, net	149,243	162,246
Other assets, net	158,118	117,028
TOTAL ASSETS	$5,835,020	$5,903,438

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage loans, net	$1,802,051	$1,890,174
Revolving credit facility	—	—
Unsecured term loans, net	547,256	547,072
Accounts payable and accrued expenses	124,268	138,060
Other liabilities, net	164,627	132,710
Total liabilities	2,638,202	2,708,016
Commitments and contingencies
Redeemable noncontrolling interests	457,778	481,310
Total equity	2,739,040	2,714,112
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$5,835,020	$5,903,438

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	MARCH 31, 2023 (Unaudited)

Condensed Consolidated Statements of Operations

in thousands, except per share data	Three Months Ended March 31,
	2023	2022
REVENUE
Property rental	$124,033	$131,598
Third-party real estate services, including reimbursements	22,784	23,970
Other revenue	6,145	6,397
Total revenue	152,962	161,965
EXPENSES
Depreciation and amortization	53,431	58,062
Property operating	35,612	40,644
Real estate taxes	15,224	18,186
General and administrative:
Corporate and other	16,123	15,815
Third-party real estate services	23,823	27,049
Share-based compensation related to Formation Transaction and special equity awards	351	2,244
Transaction and Other Costs	2,472	899
Total expenses	147,036	162,899
OTHER INCOME (EXPENSE)
Income from unconsolidated real estate ventures, net	433	3,145
Interest and other income, net	4,077	14,246
Interest expense	(26,842)	(16,278)
Gain (loss) on the sale of real estate, net	40,700	(136)
Loss on the extinguishment of debt	—	(591)
Total other income (expense)	18,368	386
INCOME (LOSS) BEFORE INCOME TAX BENEFIT	24,294	(548)
Income tax benefit	16	471
NET INCOME (LOSS)	24,310	(77)
Net income attributable to redeemable noncontrolling interests	(3,363)	(10)
Net loss attributable to noncontrolling interests	224	55
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$21,171	$(32)
EARNINGS (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$0.19	$—
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	114,052	126,682

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023.

UNCONSOLIDATED REAL ESTATE VENTURES	MARCH 31, 2023 (Unaudited)

Unconsolidated Real Estate Ventures

in thousands, at JBG SMITH Share
BALANCE SHEET INFORMATION	March 31, 2023

Total real estate, at cost	$384,948
Less: accumulated depreciation	(35,164)
Real estate, net	349,784
Cash and cash equivalents	12,275
Other assets, net	53,636
Total assets	$415,695
Borrowings, net	$87,832
Other liabilities, net	22,105
Total liabilities	$109,937

Three Months Ended
OPERATING INFORMATION	March 31, 2023
Total revenue	$6,712
Expenses:
Depreciation and amortization	2,760
Property operating	1,803
Real estate taxes	1,095
Total expenses	5,658
Other income (expense):
Interest expense	(902)
Interest and other income, net	71

Net income	$223
Earnings and distributions in excess of our investment in unconsolidated real estate venture	167
Other	43
Income from unconsolidated real estate ventures, net	$433

OTHER TANGIBLE ASSETS AND LIABILITIES	MARCH 31, 2023 (Unaudited)

Other Tangible Assets and Liabilities

in thousands, at JBG SMITH Share	March 31, 2023

Other Tangible Assets, Net (1)
Restricted cash	$42,340
Tenant and other receivables, net	46,596
Other assets, net	113,216
Total Other Tangible Assets, Net	$202,152

Other Tangible Liabilities, Net
Accounts payable and accrued liabilities	$127,340
Other liabilities, net	110,053
Total Other Tangible Liabilities, Net	$237,393

(1)	Excludes cash and cash equivalents.

EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)	MARCH 31, 2023 (Unaudited)

EBITDA, EBITDAre and Adjusted EBITDA

dollars in thousands	Three Months Ended March 31,
	2023		2022

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$24,310		$(77)
Depreciation and amortization expense	53,431		58,062
Interest expense	26,842		16,278
Income tax benefit	(16)		(471)
Unconsolidated real estate ventures allocated share of above adjustments	3,664		9,829
EBITDA attributable to noncontrolling interests	30		(26)
EBITDA	$108,261		$83,595
(Gain) loss on the sale of real estate, net	(40,700)		136
Gain on the sale of unconsolidated real estate assets	—		(5,243)

EBITDAre	$67,561		$78,488
Transaction and Other Costs, net of noncontrolling interests (1)	2,472		865
Income from investments, net	(1,861)		(14,071)
Loss on the extinguishment of debt	—		591
Share-based compensation related to Formation Transaction and special equity awards	351		2,244
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(167)		(441)
Unconsolidated real estate ventures allocated share of above adjustments	2		204

Adjusted EBITDA	$68,358		$67,880

Net Debt to Annualized Adjusted EBITDA (2)	7.8	x	9.6	x

Net Debt (at JBG SMITH Share)	March 31, 2023		March 31, 2022
Consolidated indebtedness (3)	$2,344,304		$2,464,640
Unconsolidated indebtedness (3)	87,832		362,861
Total consolidated and unconsolidated indebtedness	2,432,136		2,827,501
Less: cash and cash equivalents	291,799		207,568
Net Debt (at JBG SMITH Share)	$2,140,337		$2,619,933

Note: All EBITDA measures as shown above are attributable to OP Units and certain fully-vested incentive equity awards that are convertible into OP Units.

(1)	See page 52 for the components of Transaction and Other Costs.
(2)	Quarterly Adjusted EBITDA is annualized by multiplying by four.
(3)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	MARCH 31, 2023 (Unaudited)

FFO, Core FFO and FAD

in thousands, except per share data	Three Months Ended March 31,
	2023	2022

FFO and Core FFO
Net income (loss) attributable to common shareholders	$21,171	$(32)
Net income attributable to redeemable noncontrolling interests	3,363	10
Net loss attributable to noncontrolling interests	(224)	(55)
Net income (loss)	24,310	(77)
(Gain) loss on the sale of real estate, net of tax	(40,700)	136
Gain on the sale of unconsolidated real estate assets	—	(5,243)
Real estate depreciation and amortization	51,611	55,517
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	2,760	6,870
FFO attributable to noncontrolling interests	224	(26)
FFO Attributable to OP Units	$38,205	$57,177
FFO attributable to redeemable noncontrolling interests	(5,203)	(5,877)
FFO Attributable to Common Shareholders	$33,002	$51,300

FFO attributable to OP Units	$38,205	$57,177
Transaction and Other Costs, net of tax and noncontrolling interests (1)	2,373	843
Income from investments, net	(1,405)	(10,538)
Loss (gain) from mark-to-market on derivative instruments, net of noncontrolling interests	2,541	(3,367)
Loss on the extinguishment of debt	—	591
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(167)	(441)
Share-based compensation related to Formation Transaction and special equity awards	351	2,244
Amortization of management contracts intangible, net of tax	1,106	1,105
Unconsolidated real estate ventures allocated share of above adjustments	36	(48)
Core FFO Attributable to OP Units	$43,040	$47,566
Core FFO attributable to redeemable noncontrolling interests	(5,862)	(4,889)
Core FFO Attributable to Common Shareholders	$37,178	$42,677
FFO per common share - diluted	$0.29	$0.40
Core FFO per common share - diluted	$0.33	$0.34
Weighted average shares - diluted (FFO and Core FFO)	114,062	126,688

See footnotes on page 17.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	MARCH 31, 2023 (Unaudited)

in thousands, except per share data	Three Months Ended March 31,
	2023	2022

FAD
Core FFO attributable to OP Units	$43,040	$47,566
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions (2)	(7,794)	(13,702)
Straight-line and other rent adjustments (3)	(8,377)	(1,791)
Third-party lease liability assumption (payments) refunds	95	—
Share-based compensation expense	9,348	10,493
Amortization of debt issuance costs	1,307	1,176
Unconsolidated real estate ventures allocated share of above adjustments	402	(648)
Non-real estate depreciation and amortization	355	1,068
FAD available to OP Units (A)	$38,376	$44,162
Distributions to common shareholders and unitholders (B)	$29,619	$32,603
FAD Payout Ratio (B÷A) (4)	77.2%	73.8%

Capital Expenditures
Maintenance and recurring capital expenditures	$2,973	$4,820
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	—	82
Second-generation tenant improvements and leasing commissions	4,742	8,594
Share of Second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	79	206
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions	7,794	13,702
Non-recurring capital expenditures	9,693	12,810
Share of non-recurring capital expenditures from unconsolidated real estate ventures	2	12
First-generation tenant improvements and leasing commissions	3,125	4,450
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	313	473
Non-recurring capital expenditures	13,133	17,745
Total JBG SMITH Share of Capital Expenditures	$20,927	$31,447

(1)	See page 52 for the components of Transaction and Other Costs.
(2)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(3)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(4)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

THIRD-PARTY ASSET MANAGEMENT AND REAL ESTATE SERVICES BUSINESS (NON-GAAP)	MARCH 31, 2023 (Unaudited)

Third-Party Asset Mgmt and Real Estate Services Business

in thousands, at JBG SMITH Share	Three Months Ended March 31, 2023
	Source of Revenue
	Third-Party	JBG SMITH	JBG Legacy
	Management	JV Partner (1)	Funds	Total

Service Revenue
Property management fees	$2,932	$1,206	$620	$4,758
Asset management fees	—	240	821	1,061
Development fees	1,846	129	11	1,986
Leasing fees	1,115	233	—	1,348
Construction management fees	140	200	—	340
Other service revenue	500	507	111	1,118
Total Revenue (2)	$6,533	$2,515	$1,563	$10,611
Pro rata adjusted general and administrative expense: third-party real estate services (3)				(11,488)
Total Services Revenue Less Allocated General and Administrative Expenses (4)				$(877)

(1)	Service revenues from unconsolidated real estate ventures are calculated on an asset-by-asset basis by applying our real estate venture partners' respective economic interests to the fees we earned from each consolidated and unconsolidated real estate venture.
(2)	Included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations are $11.8 million of reimbursement revenue and $0.4 million of service revenue from our economic interest in consolidated and unconsolidated real estate ventures that are excluded from this table.
(3)	Our personnel perform services for wholly owned properties and properties we manage on behalf of third parties, real estate ventures and JBG Legacy Funds.

We allocate personnel and other costs to wholly owned properties (included in "Property operating expenses" and "General and administrative expense: corporate and other" in our consolidated statement of operations) and to properties owned by the third parties, real estate ventures and JBG Legacy Funds (included in "General and administrative expense: third-party real estate services" in our consolidated statement of operations) using estimates of the time spent performing services related to properties in the respective portfolios and other allocation methodologies.

Allocated general and administrative expenses related to real estate ventures are calculated on an asset-by-asset basis by applying our real estate venture partners' respective economic interests to the total general and administrative expenses allocated to each asset. See "Pro Rata Adjusted General and Administrative Expenses" on the next page for a reconciliation of "General and administrative expenses: third-party real estate services" to "Pro Rata Adjusted General and Administrative Expenses."

(4)	Services revenue, excluding reimbursement revenue and service revenue from our economic interest in consolidated and unconsolidated real estate ventures, less allocated general and administrative expenses. Management uses this measure as a supplemental performance measure of its third-party asset management and real estate services business and believes it provides useful information to investors because it reflects only those revenue and expense items incurred by us and can be used to assess the profitability of the third-party asset management and real estate services business.

PRO RATA ADJUSTED GENERAL AND ADMINISTRATIVE EXPENSES (NON-GAAP)	MARCH 31, 2023 (Unaudited)

Pro Rata Adjusted G&A

in thousands	Three Months Ended March 31, 2023
		Adjustments (1)
	Per Statement				Pro Rata
	of Operations	A	B	C	Adjusted

General and Administrative Expenses
Corporate and other	$16,123	$—	$—	$512	$16,635
Third-party real estate services	23,823	—	(11,823)	(512)	11,488
Share-based compensation related to Formation Transaction and special equity awards	351	(351)	—	—	—

Total	$40,297	$(351)	$(11,823)	$—	$28,123

(1)	Adjustments:

A  -  Removes share-based compensation related to the Formation Transaction and special equity awards.

B  -  Removes $11.8 million of general and administrative expenses reimbursed by third-party owners of real estate we manage related to revenue which has been excluded from Service Revenue on page 18. Revenue from reimbursements is included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations.

C  -  Reflects an adjustment to allocate our share of general and administrative expenses of unconsolidated real estate ventures from "Third-party real estate services" to "Corporate and other" and our consolidated real estate venture partners' share of general and administrative expenses from "Corporate and other" to "Third-party real estate services."

OPERATING ASSETS	MARCH 31, 2023 (Unaudited)

Operating Assets

dollars in thousands, at JBG SMITH Share				Plus: Signed	Plus: Incremental
		Q1 2023		But Not Yet	NOI from Assets	Adjusted
		Operating	Annualized	Commenced	in Initial	Annualized
	% Occupied	Portfolio NOI	NOI	Leases	Lease-up (1)	NOI

Commercial (2)
National Landing	86.0%	$42,086	$170,982	$7,172	$144	$178,298
Other VA	95.8%	1,509	6,036	260	—	6,296
DC	65.5%	2,197	8,788	4,488	—	13,276
MD	88.1%	3,730	14,920	—	784	15,704
Total / weighted average	85.2%	$49,522	$200,726	$11,920	$928	$213,574

Multifamily (3)
National Landing	93.8%	$11,850	$47,400	$—	$—	$47,400
DC	92.6%	16,191	64,764	1,000	1,058	66,822
MD	91.4%	3,043	12,172	64	1,634	13,870
Total / weighted average	92.9%	$31,084	$124,336	$1,064	$2,692	$128,092

Ground Leases and Other (4)
Other VA	—	$123	$492	$—	$—	$492
DC	—	494	1,976	—	—	1,976
Total	—	$617	$2,468	$—	$—	$2,468

Total / Weighted Average	88.4%	$81,223	$327,530	$12,984	$3,620	$344,134

(1)	Incremental revenue from commercial assets represents the burn-off of Free Rent and is calculated as Free Rent incurred at assets in their initial lease-up for the three months ended March 31, 2023 multiplied by four. Incremental revenue from multifamily assets in their initial lease-up is calculated as the product of units available for occupancy up to 95.0% occupancy and the weighted average monthly in-place rent per unit as of March 31, 2023, multiplied by 12, and assumes no rent growth. Excludes potential revenue from vacant retail space in multifamily assets in their initial lease-up. See page 37 for more detail.
(2)	Crystal City Marriott is excluded from the Percent Occupied metric.
(3)	2221 S. Clark Street – Residential and 900 W Street are excluded from the Percent Occupied metric as they are operated as short-term rental properties.
(4)	Assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from the Percent Occupied metric.

SUMMARY & SAME STORE NOI (NON-GAAP)	MARCH 31, 2023 (Unaudited)

Summary & Sale Store NOI

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Three Months Ended March 31,
	Number of	Square Feet/	Square Feet/	%	%
	Assets	Units	Units	Leased (1)	Occupied (1)	2023	2022	% Change
Same Store (2)
National Landing	26	7,269,464 SF/ 2,856 Units	6,993,667 SF/ 2,856 Units	89.7%	88.0%	$50,681	$49,875	1.6%
Other VA	4	1,058,289 SF	399,229 SF	95.5%	95.8%	4,745	6,181	(23.2)%
DC	15	812,393 SF/ 3,140 Units	513,165 SF/ 3,140 Units	92.5%	87.9%	18,368	17,924	2.5%
MD	4	513,647 SF/ 438 Units	273,241 SF/ 438 Units	94.4%	93.6%	2,315	2,657	(12.9)%
Total / weighted average	49	9,653,793 SF/ 6,434 Units	8,179,302 SF/ 6,434 Units	90.7%	88.4%	$76,109	$76,637	(0.7)%

Non-Same Store
National Landing	—	—	—	—	—	$—	$—	—
Other VA	1	—	—	—	—	142	6,519	(97.8)%
DC	—	—	—	—	—	514	5,815	(91.2)%
MD	1	322 Units	322 Units	86.5%	82.6%	4,458	3,382	31.8%
Total / weighted average	2	322 Units	322 Units	86.5%	82.6%	$5,114	$15,716	(67.5)%

Total Operating Portfolio
National Landing	26	7,269,464 SF/ 2,856 Units	6,993,667 SF/ 2,856 Units	89.7%	88.0%	$50,681	$49,875	1.6%
Other VA	5	1,058,289 SF	399,229 SF	95.5%	95.8%	4,887	12,700	(61.5)%
DC	15	812,393 SF/ 3,140 Units	513,165 SF/ 3,140 Units	92.5%	87.9%	18,882	23,739	(20.5)%
MD	5	513,647 SF/ 760 Units	273,241 SF/ 760 Units	91.5%	89.6%	6,773	6,039	12.2%
Operating Portfolio - Total / Weighted Average	51	9,653,793 SF/ 6,756 Units	8,179,302 SF/ 6,756 Units	90.6%	88.4%	$81,223	$92,353	(12.1)%

(1)	Crystal City Marriott, assets operated as short-term rental properties (2221 S. Clark Street – Residential and 900 W Street), and assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from the Percent Leased and Percent Occupied metrics.
(2)	Same Store refers to the pool of assets that were In-Service for the entirety of both periods being compared, which excludes assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

SUMMARY NOI (NON-GAAP)	MARCH 31, 2023 (Unaudited)

Summary NOI

dollars in thousands	NOI for the Three Months Ended March 31, 2023 at JBG SMITH Share
	Consolidated	Unconsolidated	Commercial	Multifamily	Ground Leases and Other (7)	Total
Number of operating assets	44	7	31	18	2	51
Property rental (1)	$103,777	$6,537	$64,264	$45,425	$625	$110,314
Tenant expense reimbursement	6,945	385	6,443	887	—	7,330
Other revenue (2)	12,635	110	7,834	4,911	—	12,745
Total revenue	123,357	7,032	78,541	51,223	625	130,389

Operating expenses	(46,558)	(2,335)	(28,746)	(20,139)	(8)	(48,893)
Ground rent expense	(273)	—	(273)	—	—	(273)
Total expenses	(46,831)	(2,335)	(29,019)	(20,139)	(8)	(49,166)

Operating Portfolio NOI (3)	$76,526	$4,697	$49,522	$31,084	$617	$81,223

Annualized NOI	$308,742	$18,788	$200,726	$124,336	$2,468	$327,530
Additional Information
Free Rent (at 100% share)	$11,360	$756	$10,398	$1,718	$—	$12,116
Free Rent (at JBG SMITH Share)	$11,360	$166	$9,808	$1,718	$—	$11,526
Annualized Free Rent (at JBG SMITH Share) (4)	$45,440	$664	$39,232	$6,872	$—	$46,104
% occupied (at JBG SMITH Share) (5)	88.2%	91.9%	85.2%	92.9%	—	88.4%
Annualized base rent of signed leases, not commenced (at 100% share) (6)	$12,704	$672	$12,312	$1,064	$—	$13,376
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (6)	$12,704	$280	$11,920	$1,064	$—	$12,984

(1)	Property rental revenue excludes straight-line rent adjustments, other GAAP adjustments and commercial lease termination revenue and includes payments associated with assumed lease liabilities.
(2)	Includes $6.8 million of parking revenue at JBG SMITH Share.
(3)	NOI excludes $3.9 million of related party management fees at JBG SMITH Share. See definition of NOI on page 49.
(4)	Represents JBG SMITH's share of Free Rent for the three months ended March 31, 2023 multiplied by four.
(5)	Crystal City Marriott, assets operated as short-term rental properties (2221 S. Clark Street – Residential and 900 W Street), and assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from the Percent Leased and Percent Occupied metrics.
(6)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for office and retail spaces for which rent had not yet commenced as of March 31, 2023.
(7)	Includes 1700 M Street and 1831/1861 Wiehle Avenue for which we are the ground lessor. In 2021, the 1700 M Street ground lessee commenced construction on the site and provided us with a completion guarantee. The ground rent is currently $2.0 million per annum payable in equal quarterly installments. The ground rent will increase to $4.95 million per annum upon substantial completion of the ground lessee's construction but no later than December 4, 2023 and includes market escalations and CPI resets. The ground lease expires on December 4, 2117. Ground rent on 1831/1861 Wiehle Avenue commenced on July 1, 2022 and is currently $500,000 per annum payable in equal monthly installments. The ground lease expires on April 29, 2121.

SUMMARY NOI - COMMERCIAL (NON-GAAP)	MARCH 31, 2023 (Unaudited)

Summary NOI – Commercial

dollars in thousands	NOI for the Three Months Ended March 31, 2023 at JBG SMITH Share
	Consolidated	Unconsolidated	National Landing	Other VA	DC	MD	Total
Number of operating assets	24	7	22	4	3	2	31
Property rental (1)	$57,727	$6,537	$52,633	$1,809	$4,443	$5,379	$64,264
Tenant expense reimbursement	6,058	385	4,370	955	876	242	6,443
Other revenue (2)	7,722	112	7,422	273	(346)	485	7,834
Total revenue	71,507	7,034	64,425	3,037	4,973	6,106	78,541

Operating expenses	(26,415)	(2,331)	(22,339)	(1,528)	(2,776)	(2,103)	(28,746)
Ground rent expense	(273)	—	—	—	—	(273)	(273)
Total expenses	(26,688)	(2,331)	(22,339)	(1,528)	(2,776)	(2,376)	(29,019)

Operating Portfolio NOI (3)	$44,819	$4,703	$42,086	$1,509	$2,197	$3,730	$49,522

Annualized NOI	$181,914	$18,812	$170,982	$6,036	$8,788	$14,920	$200,726
Additional Information
Free Rent (at 100% share)	$9,642	$756	$7,572	$1,627	$630	$569	$10,398
Free Rent (at JBG SMITH Share)	$9,642	$166	$7,536	$1,399	$308	$565	$9,808
Annualized Free Rent (at JBG SMITH Share) (4)	$38,568	$664	$30,144	$5,596	$1,232	$2,260	$39,232
% occupied (at JBG SMITH Share) (5)	84.7%	91.9%	86.0%	95.8%	65.5%	88.1%	85.2%
Annualized base rent of signed leases, not commenced (at 100% share) (6)	$11,640	$672	$7,172	$440	$4,700	$—	$12,312
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (6)	$11,640	$280	$7,172	$260	$4,488	$—	$11,920

(1)	Property rental revenue excludes straight-line rent adjustments, other GAAP adjustments and commercial lease termination revenue and includes payments associated with assumed lease liabilities.
(2)	Includes $5.0 million of parking revenue at JBG SMITH Share.
(3)	NOI excludes $2.3 million of related party management fees at JBG SMITH Share. See definition of NOI on page 49.
(4)	Represents JBG SMITH's share of Free Rent for the three months ended March 31, 2023 multiplied by four.
(5)	Crystal City Marriott is excluded from the Percent Occupied metric.
(6)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for office and retail spaces for which rent had not yet commenced as of March 31, 2023.

SUMMARY NOI - MULTIFAMILY (NON-GAAP)	MARCH 31, 2023 (Unaudited)

Summary NOI – Multifamily

dollars in thousands	NOI for the Three Months Ended March 31, 2023 at JBG SMITH Share
	Consolidated	Unconsolidated	National Landing	DC	MD	Total
Number of operating assets	18	—	4	11	3	18
Property rental (1)	$45,425	$—	$17,547	$23,019	$4,859	$45,425
Tenant expense reimbursement	887	—	88	733	66	887
Other revenue (2)	4,913	(2)	2,097	2,491	323	4,911
Total revenue	51,225	(2)	19,732	26,243	5,248	51,223

Operating expenses	(20,135)	(4)	(7,882)	(10,052)	(2,205)	(20,139)
Ground rent expense	—	—	—	—	—	—
Total expenses	(20,135)	(4)	(7,882)	(10,052)	(2,205)	(20,139)

Operating Portfolio NOI (3)	$31,090	$(6)	$11,850	$16,191	$3,043	$31,084

Annualized NOI	$124,360	$(24)	$47,400	$64,764	$12,172	$124,336
Additional Information
Free Rent (at 100% share)	$1,718	$—	$637	$904	$177	$1,718
Free Rent (at JBG SMITH Share)	$1,718	$—	$637	$904	$177	$1,718
Annualized Free Rent (at JBG SMITH Share) (4)	$6,872	$—	$2,548	$3,616	$708	$6,872
% occupied (at JBG SMITH Share) (5)	92.9%	—	93.8%	92.6%	91.4%	92.9%
Annualized base rent of signed leases, not commenced (at 100% share) (6)	$1,064	$—	$—	$1,000	$64	$1,064
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (6)	$1,064	$—	$—	$1,000	$64	$1,064

(1)	Property rental revenue excludes straight-line rent adjustments, other GAAP adjustments and commercial lease termination revenue and includes payments associated with assumed lease liabilities.
(2)	Includes $1.8 million of parking revenue at JBG SMITH Share.
(3)	NOI excludes $1.6 million of related party management fees at JBG SMITH Share. See definition of NOI on page 49.
(4)	Represents JBG SMITH's share of Free Rent for the three months ended March 31, 2023 multiplied by four.
(5)	2221 S. Clark Street – Residential and 900 W Street are excluded from the Percent Occupied metric as they are operated as short-term rental properties.
(6)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for retail spaces for which rent had not yet commenced as of March 31, 2023.

NOI RECONCILIATIONS (NON-GAAP)	MARCH 31, 2023 (Unaudited)

NOI Reconciliations

dollars in thousands	Three Months Ended March 31,
	2023	2022
Net income (loss) attributable to common shareholders	$21,171	$(32)
Add:
Depreciation and amortization expense	53,431	58,062
General and administrative expense:
Corporate and other	16,123	15,815
Third-party real estate services	23,823	27,049
Share-based compensation related to Formation Transaction and special equity awards	351	2,244
Transaction and Other Costs	2,472	899
Interest expense	26,842	16,278
Loss on the extinguishment of debt	—	591
Income tax benefit	(16)	(471)
Net income attributable to redeemable noncontrolling interests	3,363	10
Net loss attributable to noncontrolling interests	(224)	(55)
Less:
Third-party real estate services, including reimbursements revenue	22,784	23,970
Other revenue	1,726	2,196
Income from unconsolidated real estate ventures, net	433	3,145
Interest and other income, net	4,077	14,246
Gain (loss) on the sale of real estate, net	40,700	(136)
Consolidated NOI	77,616	76,969
NOI attributable to unconsolidated real estate ventures at our share	4,429	6,967
Non-cash rent adjustments (1)	(8,377)	(1,791)
Other adjustments (2)	6,845	8,760
Total adjustments	2,897	13,936
NOI	$80,513	$90,905
Less: out-of-service NOI loss (3)	(710)	(1,448)
Operating Portfolio NOI	$81,223	$92,353
Non-Same Store NOI (4)	5,114	15,716
Same Store NOI (5)	$76,109	$76,637

Change in Same Store NOI	(0.7)%
Number of properties in Same Store pool	49

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(3)	Includes the results of our Under-Construction assets and assets in the Development Pipeline.
(4)	Includes the results of properties that were not In-Service for the entirety of both periods being compared, including disposed properties, and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(5)	Includes the results of the properties that are owned, operated and In-Service for the entirety of both periods being compared.

LEASING ACTIVITY - OFFICE	MARCH 31, 2023 (Unaudited)

Leasing Activity – Office

square feet in thousands	Three Months Ended
March 31, 2023
Square feet leased:
At 100% share	123
At JBG SMITH Share	114
First-generation space: New	20
Second-generation space: New	6
Second-generation space: Renewal	89
Initial rent (1)	$50.92
Straight-line rent (2)	$51.03
Weighted average lease term (years)	3.0
Weighted average Free Rent period (months)	2.5
Second-generation space:
Square feet	94
Cash basis:
Initial rent (1)	$52.24
Prior escalated rent	$52.08
% change	0.3%
GAAP basis:
Straight-line rent (2)	$52.52
Prior straight-line rent	$50.27
% change	4.5%
Tenant improvements:
Per square foot	$31.47
Per square foot per annum	$10.59
% of initial rent	20.8%
Leasing commissions:
Per square foot	$4.78
Per square foot per annum	$1.61
% of initial rent	3.2%

Note: At JBG SMITH Share, unless otherwise indicated. The leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the commencement of property rental revenue in accordance with GAAP. Second-generation space represents square footage that was vacant for less than nine months. Weighted average lease term is weighted by SF and weighted average Free Rent period is weighted by Annualized Rent.

(1)	Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include Free Rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis rent per square foot.
(2)	Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases, including the effect of Free Rent and fixed step-ups in rent.

NET EFFECTIVE RENT - OFFICE	MARCH 31, 2023 (Unaudited)

Net Effective Rent – Office

square feet in thousands, dollars per square feet, at JBG SMITH Share		Three Months Ended
	Five Quarter Weighted Average	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Square feet	210	114	193	207	326	210
Weighted average lease term (years)	6.3	3.0	4.2	8.0	8.0	5.8
Initial rent (1)	$46.90	$50.92	$49.20	$45.87	$40.34	$53.78
Base rent per annum (2)	$51.30	$51.50	$51.72	$52.06	$41.22	$65.64
Tenant improvements per annum	(7.70)	(10.59)	(7.21)	(8.84)	(4.24)	(10.80)
Leasing commissions per annum	(1.68)	(1.61)	(1.53)	(1.78)	(1.36)	(2.27)
Free Rent per annum	(4.34)	(3.52)	(3.65)	(4.57)	(2.96)	(7.31)
Net Effective Rent	$37.58	$35.78	$39.33	$36.87	$32.66	$45.26

National Landing
Square feet	131	103	183	184	52	133
Initial rent (1)	$48.31	$49.74	$49.24	$46.41	$48.00	$48.65
Net effective rent	$37.72	$34.66	$39.33	$36.93	$35.01	$40.06

Other VA
Square feet	29	9	1	1	123	12
Initial rent (1)	$48.96	$68.64	$31.81	$38.61	$48.49	$41.83
Net effective rent	$38.93	$57.57	$28.93	$30.76	$38.46	$31.52

DC
Square feet	21	—	7	9	24	66
Initial rent (1)	$60.26	$—	$54.07	$55.95	$47.34	$66.20
Net effective rent	$46.13	$—	$40.50	$42.94	$41.04	$49.02

MD
Square feet	29	2	1	13	127	—
Initial rent (1)	$28.37	$30.00	$28.70	$32.09	$27.95	$—
Net effective rent	$26.53	$27.73	$28.28	$25.44	$26.61	$—

Note: Leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the recognition of property rental revenue in accordance with GAAP. Weighted average lease term is weighted by SF and weighted average Free Rent period is weighted by Annualized Rent.

(1)	Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include Free Rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot.
(2)	Represents the weighted average base rent before Free Rent, plus estimated tenant reimbursements recognized over the term of the respective leases, including the effect of fixed step-ups in rent, divided by SF, and divided by years of lease term. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to base rent. Tenant reimbursements are estimated by escalating tenant reimbursements as of the respective reporting period, or management's estimate thereof, by 2.75% annually through the lease expiration year.

LEASE EXPIRATIONS	MARCH 31, 2023 (Unaudited)

Lease Expirations

		At JBG SMITH Share
							Estimated
					% of		Annualized
			% of	Annualized	Total	Annualized	Rent Per
	Number		Total	Rent (1)	Annualized	Rent Per	Square Foot at
Year of Lease Expiration	of Leases	Square Feet	Square Feet	(in thousands)	Rent	Square Foot (1)	Expiration (1) (2)
Month-to-Month	40	83,612	1.2%	$1,426	0.4%	$17.06	$17.06
2023	82	676,562	9.5%	28,476	8.8%	42.09	42.38
2024	75	1,432,162	20.1%	66,428	20.6%	46.38	47.23
2025	73	729,581	10.2%	32,824	10.2%	44.99	47.08
2026	51	230,842	3.2%	11,528	3.6%	49.94	53.56
2027	39	513,732	7.2%	24,627	7.6%	47.94	53.17
2028	56	413,062	5.8%	20,094	6.2%	48.65	55.18
2029	25	157,637	2.2%	7,590	2.4%	48.15	55.49
2030	29	332,849	4.7%	17,245	5.4%	51.81	61.54
2031	26	576,832	8.1%	20,101	6.2%	34.85	37.94
Thereafter	83	1,995,131	27.8%	91,617	28.6%	46.84	58.35
Total / Weighted Average	579	7,142,002	100.0%	$321,956	100.0%	$45.33	$50.66

Note: Includes all leases as of March 31, 2023 for which a tenant has taken occupancy for office and retail space within our operating portfolio and assuming no exercise of renewal options or early termination rights. The weighted average remaining lease term for the entire portfolio is 5.6 years.

(1)	Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of tenants that only pay percentage rent.
(2)	Represents monthly base rent before Free Rent, plus tenant reimbursements, as of lease expiration multiplied by 12 and divided by SF. Triple net leases are converted to a gross basis by adding tenant reimbursements to monthly base rent. Tenant reimbursements at lease expiration are estimated by escalating tenant reimbursements as of March 31, 2023, or management's estimate thereof, by 2.75% annually through the lease expiration year.

SIGNED BUT NOT YET COMMENCED LEASES	MARCH 31, 2023 (Unaudited)

Signed But Not Yet Commenced Leases

in thousands, at JBG SMITH Share		Total
		Annualized
		Estimated	Estimated Rent (1) for the Quarter Ending
Assets	C/U (2)	Rent (3)	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024

Commercial
Operating	C	$11,640	$321	$1,965	$2,521	$2,521	$2,521	$2,521
Operating	U	280	44	70	70	70	70	70
Total		$11,920	$365	$2,035	$2,591	$2,591	$2,591	$2,591

Multifamily
Operating	C	$1,064	$195	$265	$266	$266	$266	$266
Under construction	C	844	—	—	—	13	133	198
Total		$1,908	$195	$265	$266	$279	$399	$464

Total		$13,828	$560	$2,300	$2,857	$2,870	$2,990	$3,055

Note: Includes only leases for office and retail spaces for which rent had not yet commenced as of March 31, 2023.

(1)	Represents contractual monthly base rent before Free Rent, plus estimated tenant reimbursements for the month in which the lease is estimated to commence, multiplied by the applicable number of months for each quarter based on the lease's estimated commencement date.
(2)	"C" denotes a consolidated interest. "U" denotes an unconsolidated interest.
(3)	Represents contractual monthly base rent before Free Rent, plus estimated tenant reimbursements for the month in which the lease is expected to commence, multiplied by 12.

TENANT CONCENTRATION	MARCH 31, 2023 (Unaudited)

Tenant Concentration

dollars in thousands			At JBG SMITH Share
	Tenant	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent	% of Total Annualized Rent
1	U.S. Government (GSA)	39	1,895,191	26.5%	$75,636	23.5%
2	Amazon	8	1,035,347	14.5%	45,738	14.2%
3	Gartner, Inc	1	174,424	2.4%	12,878	4.0%
4	Lockheed Martin Corporation	2	207,095	2.9%	9,734	3.0%
5	Accenture LLP	2	116,736	1.6%	5,697	1.8%
6	Public Broadcasting Service	1	120,328	1.7%	4,871	1.5%
7	Booz Allen Hamilton Inc	3	107,415	1.5%	4,799	1.5%
8	Evolent Health LLC	1	90,905	1.3%	4,761	1.5%
9	Greenberg Traurig LLP	1	64,090	0.9%	4,617	1.4%
10	The International Justice Mission	1	74,833	1.0%	4,394	1.4%
11	American Diabetes Association	1	80,998	1.1%	3,777	1.2%
12	SAIC	4	69,357	1.0%	3,291	1.0%
13	Willis Towers Watson US LLC	1	61,653	0.9%	3,254	1.0%
14	National Consumer Cooperative	1	65,736	0.9%	3,236	1.0%
15	WeWork	1	41,647	0.6%	2,943	0.9%
16	Management System Intl Inc	1	50,069	0.7%	2,877	0.9%
17	Whole Foods Market Group Inc	2	81,582	1.1%	2,726	0.8%
18	Cushman & Wakefield U.S. Inc	1	38,008	0.5%	2,471	0.8%
19	Food Marketing Institute	1	44,196	0.6%	2,386	0.7%
20	DRS Tech Inc dba Finmeccanica	2	49,048	0.7%	2,188	0.7%
	Other	505	2,673,344	37.6%	119,682	37.2%
	Total	579	7,142,002	100.0%	$321,956	100.0%

Note: Includes all leases as of March 31, 2023 for which a tenant has taken occupancy for office and retail space within our operating portfolio.

INDUSTRY DIVERSITY	MARCH 31, 2023 (Unaudited)

Industry Diversity

dollars in thousands			At JBG SMITH Share
		Number of		% of Total	Annualized	% of Total
	Industry	Leases	Square Feet	Square Feet	Rent	Annualized Rent
1	Business Services	65	1,716,956	24.0%	$84,160	26.1%
2	Government	44	1,906,106	26.7%	76,171	23.7%
3	Government Contractors	66	994,377	13.9%	45,916	14.3%
4	Member Organizations	37	580,173	8.1%	29,614	9.2%
5	Real Estate	31	247,499	3.5%	11,355	3.5%
6	Health Services	28	269,636	3.8%	11,037	3.4%
7	Food and Beverage	70	180,448	2.5%	10,328	3.2%
8	Legal Services	19	107,510	1.5%	6,827	2.1%
9	Communications	5	125,659	1.8%	5,111	1.6%
10	Educational Services	13	81,749	1.1%	3,896	1.2%
	Other	201	931,889	13.1%	37,541	11.7%
	Total	579	7,142,002	100.0%	$321,956	100.0%

Note: Includes all leases as of March 31, 2023 for which a tenant has taken occupancy for office and retail space within our operating portfolio.

PORTFOLIO SUMMARY	MARCH 31, 2023 (Unaudited)

Portfolio Summary

				Potential
	Number	Rentable	Number of	Development
	of Assets	Square Feet	Units (1)	Density (2)

Wholly Owned
Operating	44	13,295,527	6,756	—
Under-Construction (3)	2	1,214,951	1,583	—
Development Pipeline	11	—	—	8,442,000
Total	57	14,510,478	8,339	8,442,000

Real Estate Ventures
Operating	7	2,043,532	—	—
Under-Construction	—	—	—	—
Development Pipeline	9	—	—	4,092,000
Total	16	2,043,532	—	4,092,000

Total Portfolio	73	16,554,010	8,339	12,534,000

Total Portfolio (at JBG SMITH Share)	73	15,079,519	8,339	9,797,300

Note: At 100% share, unless otherwise indicated.

(1)	For Under-Construction assets, represents estimated number of units based on current design plans.
(2)	Includes estimated potential office, multifamily and retail development density.
(3)	See footnotes (3) and (4) on page 39.

PROPERTY TABLE - COMMERCIAL	MARCH 31, 2023 (Unaudited)

Property Table – Commercial

													Office
													Annualized	Retail
				Same Store (2):								Annualized	Rent Per	Annualized
		%		Q1 2022 ‑ 2023 /	Year Built /	Total	Office	Retail	%	Office %	Retail %	Rent	Square	Rent Per
Commercial Assets	Submarket	Ownership	C/U (1)	YTD 2022 - 2023	Renovated	Square Feet	Square Feet	Square Feet	Leased	Occupied	Occupied	(in thousands)	Foot (3)	Square Foot (4)

National Landing
1550 Crystal Drive (5)	National Landing	100.0%	C	Y / Y	1980 / 2020	549,239	448,653	100,586	92.2%	89.5%	95.7%	$21,929	$43.41	$46.70
2121 Crystal Drive	National Landing	100.0%	C	Y / Y	1985 / 2006	504,335	504,335	—	89.6%	75.9%	—	17,669	46.17	—
2345 Crystal Drive	National Landing	100.0%	C	Y / Y	1988 / 2019	499,675	491,783	7,892	82.2%	81.9%	100.0%	19,504	48.13	16.17
2231 Crystal Drive	National Landing	100.0%	C	Y / Y	1987 / 2009	468,907	416,980	51,927	73.6%	70.6%	97.4%	16,071	47.84	39.24
2011 Crystal Drive	National Landing	100.0%	C	Y / Y	1984 / 2006	440,510	433,748	6,762	59.1%	59.2%	50.3%	12,625	48.66	38.39
2451 Crystal Drive	National Landing	100.0%	C	Y / Y	1990 / 2019	402,374	390,317	12,057	88.0%	87.9%	92.6%	15,305	48.69	45.13
1235 S. Clark Street	National Landing	100.0%	C	Y / Y	1981 / 2007	384,576	336,230	48,346	97.3%	96.1%	95.0%	15,863	45.63	24.31
241 18th Street S.	National Landing	100.0%	C	Y / Y	1977 / 2013	362,219	333,911	28,308	95.7%	96.2%	89.9%	14,067	42.27	19.18
1215 S. Clark Street	National Landing	100.0%	C	Y / Y	1983 / 2016	336,159	333,546	2,613	99.6%	100.0%	44.5%	11,416	34.11	32.74
201 12th Street S.	National Landing	100.0%	C	Y / Y	1987 / 2014	329,607	317,394	12,213	98.8%	98.7%	100.0%	12,524	38.17	46.25
251 18th Street S. (5)	National Landing	100.0%	C	Y / Y	1975 / 2013	317,374	293,818	23,556	96.2%	99.0%	61.1%	13,693	44.67	48.81
2200 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	283,608	283,608	—	57.0%	57.0%	—	7,529	46.57	—
1225 S. Clark Street	National Landing	100.0%	C	Y / Y	1982 / 2013	276,162	263,312	12,850	97.5%	97.0%	80.9%	10,725	41.17	20.15
1901 South Bell Street (5)	National Landing	100.0%	C	Y / Y	1968 / 2008	274,912	274,912	—	75.5%	75.5%	—	8,562	41.23	—
1770 Crystal Drive	National Landing	100.0%	C	Y / Y	2020 / N/A	273,650	259,651	13,999	98.4%	100.0%	68.5%	12,267	44.83	65.42
Crystal City Marriott (345 Rooms) (6)	National Landing	100.0%	C	Y / Y	1968 / 2019	266,000	—	—	—	—	—	—	—	—
2100 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	253,437	253,437	—	100.0%	100.0%	—	11,141	43.96	—
1800 South Bell Street	National Landing	100.0%	C	Y / Y	1969 / 2019	206,186	190,984	15,202	99.2%	100.0%	88.8%	8,322	43.26	4.43
200 12th Street S.	National Landing	100.0%	C	Y / Y	1985 / 2013	202,761	202,761	—	77.5%	77.5%	—	7,657	48.71	—
Crystal City Shops at 2100 (5)	National Landing	100.0%	C	Y / Y	1968 / 2006	43,241	—	43,241	97.5%	—	97.5%	491	—	11.65
Crystal Drive Retail (5)	National Landing	100.0%	C	Y / Y	2003 / 2004	42,938	—	42,938	100.0%	—	100.0%	2,733	—	63.66
Central Place Tower (7)	Rosslyn	50.0%	U	Y / Y	2018 / N/A	551,594	524,316	27,278	99.3%	99.2%	100.0%	38,382	72.17	30.74

Other VA
800 North Glebe Road	Ballston	100.0%	C	Y / Y	2012 / N/A	303,759	277,397	26,362	99.3%	100.0%	81.9%	$15,058	$50.51	$48.48
Stonebridge at Potomac Town Center (8)	Prince William County	10.0%	U	Y / Y	2012 / N/A	504,327	—	504,327	98.0%	—	94.0%	15,893	—	33.54
Rosslyn Gateway-North	Rosslyn	18.0%	U	Y / Y	1996 / 2014	146,759	137,533	9,226	68.8%	66.7%	100.0%	4,212	42.35	35.35
Rosslyn Gateway-South	Rosslyn	18.0%	U	Y / Y	1961 / N/A	103,444	95,860	7,584	64.6%	69.7%	—	1,646	24.63	—

PROPERTY TABLE - COMMERCIAL	MARCH 31, 2023 (Unaudited)

													Office
													Annualized	Retail
				Same Store (2):								Annualized	Rent Per	Annualized
		%		Q1 2022 ‑ 2023 /	Year Built /	Total	Office	Retail	%	Office %	Retail %	Rent	Square	Rent Per
Commercial Assets	Submarket	Ownership	C/U (1)	YTD 2022 - 2023	Renovated	Square Feet	Square Feet	Square Feet	Leased	Occupied	Occupied	(in thousands)	Foot (3)	Square Foot (4)

DC
2101 L Street	CBD	100.0%	C	Y / Y	1975 / 2007	375,493	344,173	31,320	77.7%	59.0%	92.6%	$14,950	$65.35	$57.59
The Foundry	Georgetown	9.9%	U	Y / Y	1973 / 2017	227,493	220,639	6,854	79.8%	79.2%	100.0%	9,146	50.76	40.45
1101 17th Street	CBD	55.0%	U	Y / Y	1964 / 1999	209,407	199,653	9,754	87.2%	83.1%	82.8%	9,745	55.87	59.29

MD
One Democracy Plaza (7) (8)	Bethesda- Rock Spring	100.0%	C	Y / Y	1987 / 2013	213,139	211,001	2,138	85.6%	85.4%	100.0%	$5,251	$28.75	$32.77
4747 Bethesda Avenue (9)	Bethesda CBD	20.0%	U	Y / Y	2019 / N/A	300,508	286,199	14,309	98.0%	97.9%	100.0%	21,090	69.69	109.94

Operating - Total / Weighted Average						9,653,793	8,326,151	1,061,642	88.1%	85.4%	92.2%	$375,466	$47.95	$37.22

Total at JBG SMITH Share
National Landing						6,993,667	6,291,538	436,129	87.6%	86.0%	91.9%	$259,282	$45.54	$36.67
Other VA						399,229	319,408	79,821	95.5%	95.8%	88.5%	17,702	49.05	38.15
DC						513,165	475,802	37,363	79.9%	65.5%	91.3%	21,214	61.77	57.48
MD						273,241	268,241	5,000	88.3%	88.1%	100.0%	9,469	38.46	77.00
Operating - Total / Weighted Average						8,179,302	7,354,989	558,313	87.6%	85.2%	91.4%	$307,667	$46.26	$38.66

Number of Assets and Total Square Feet Reconciliation
	Number of	At 100% Share	At JBG SMITH Share
Operating Assets	Assets	Square Feet	Square Feet
Q4 2022	31	9,655,765	8,421,673
Placed into service	—	—	—
Dispositions (9)	—	—	(240,406)
Out-of-service adjustment	—	—	—
Portfolio reclassification	—	—	—
Building re-measurements	—	(1,972)	(1,965)
Other	—	—	—

Q1 2023	31	9,653,793	8,179,302

See footnotes on page 35.

PROPERTY TABLE - COMMERCIAL	MARCH 31, 2023 (Unaudited)

Footnotes

Note:  At 100% share, unless otherwise noted.

(1)	"C" denotes a consolidated interest and "U" denotes an unconsolidated interest.
(2)	"Y" denotes an asset as Same Store and "N" denotes an asset as Non-Same Store.
(3)	Represents annualized office rent divided by occupied office SF; annualized retail rent and retail SF are excluded from this metric. Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of tenants that only pay percentage rent. Occupied office square footage may differ from leased office square footage because leased office square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(4)	Represents annualized retail rent divided by occupied retail SF. Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of tenants that only pay percentage rent. Occupied retail square footage may differ from leased retail square footage because leased retail square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(5)	The following assets contain space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from Square Feet, leased and occupancy metrics.

		Not Available
Commercial Asset	In-Service	for Lease
1550 Crystal Drive	549,239	1,721
251 18th Street S.	317,374	21,992
1901 South Bell Street	274,912	1,924
Crystal City Shops at 2100	43,241	28,974
Crystal Drive Retail	42,938	14,027
2221 S. Clark Street - Office	-	35,182

(6)	Under the current management agreement, JBG SMITH receives 50% of the net cash flows from the hotel. Upon expiration on July 31, 2025, JBG SMITH expects to receive 100% of the cash flows. The Crystal City Marriott generated $3.7 million of Annualized NOI at JBG SMITH's share for the three months ended March 31, 2023.
(7)	The following assets are subject to ground leases:

Ground Lease
Commercial Asset	Expiration Date
Central Place Tower (a)(b)	6/2/2102
One Democracy Plaza	11/17/2084

(a)	The ground lease is recorded as a finance lease for accounting purposes; therefore, any expense is recorded as interest expense and excluded from NOI.
(b)	We have an option to purchase the ground lease at a fixed price.

(8)	Not Metro-Served.
(9)	In March 2023, we sold an 80.0% pari-passu interest in 4747 Bethesda Avenue for a gross sales price of $196.0 million, representing a gross valuation of $245.0 million. Includes JBG SMITH's corporate office lease for approximately 84,400 SF.

PROPERTY TABLE - MULTIFAMILY	MARCH 31, 2023 (Unaudited)

Property Table – Multifamily

														Monthly	Monthly
				Same Store (2):		Number	Total	Multifamily	Retail		Multifamily	Retail	Annualized	Rent	Rent Per
		%		Q1 2022 ‑ 2023 /	Year Built /	of	Square	Square	Square		%	%	Rent	Per	Square
Multifamily Assets	Submarket	Ownership	C/U (1)	YTD 2022 - 2023	Renovated	Units	Feet	Feet	Feet	% Leased	Occupied	Occupied	(in thousands)	Unit (3) (4)	Foot (4) (5)

National Landing
RiverHouse Apartments	National Landing	100.0%	C	Y / Y	1960 / 2014	1,676	1,327,551	1,324,889	2,662	96.2%	94.6%	100.0%	$36,568	$1,918	$2.43
The Bartlett	National Landing	100.0%	C	Y / Y	2016 / N/A	699	619,372	577,295	42,077	94.9%	92.3%	100.0%	23,895	2,883	3.47
220 20th Street	National Landing	100.0%	C	Y / Y	2009 / N/A	265	271,476	269,913	1,563	95.9%	92.1%	100.0%	7,933	2,689	2.65
2221 S. Clark Street- Residential (6)	National Landing	100.0%	C	Y / Y	1964 / 2016	216	96,948	96,948	—	86.3%	82.7%	—	4,547	2,122	4.60

DC
West Half	Ballpark	100.0%	C	Y / Y	2019 / N/A	465	385,368	343,089	42,279	90.1%	87.3%	83.1%	$14,246	$2,465	$3.46
Fort Totten Square	Brookland/Fort Totten	100.0%	C	Y / Y	2015 / N/A	345	384,956	254,292	130,664	98.1%	94.2%	100.0%	9,842	1,905	2.59
The Wren (7)	U Street/Shaw	100.0%	C	Y / Y	2020 / N/A	433	332,682	289,686	42,996	97.4%	95.8%	100.0%	12,211	2,184	3.26
The Batley	Union Market/NoMa/H Street	100.0%	C	Y / Y	2019 / N/A	432	300,388	300,388	—	93.8%	90.7%	—	11,514	2,448	3.55
WestEnd25	West End	100.0%	C	Y / Y	2009 / N/A	283	273,264	273,264	—	95.8%	93.6%	—	11,680	3,673	3.81
F1RST Residences	Ballpark	100.0%	C	Y / Y	2017 / N/A	325	270,928	249,456	21,472	94.1%	90.8%	88.8%	9,853	2,407	3.12
Atlantic Plumbing	U Street/Shaw	100.0%	C	Y / Y	2015 / N/A	310	245,143	221,788	23,355	97.4%	95.5%	86.8%	9,939	2,539	3.54
1221 Van Street	Ballpark	100.0%	C	Y / Y	2018 / N/A	291	225,530	202,715	22,815	94.7%	93.1%	93.1%	8,855	2,352	3.38
901 W Street	U Street/Shaw	100.0%	C	Y / Y	2019 / N/A	161	154,379	135,499	18,880	92.9%	96.3%	47.3%	5,589	2,674	3.17
900 W Street (6)	U Street/Shaw	100.0%	C	Y / Y	2019 / N/A	95	71,050	71,050	—	71.6%	56.8%	—	2,801	4,322	5.86
North End Retail	U Street/Shaw	100.0%	C	Y / Y	2015 / N/A	—	27,355	—	27,355	96.0%	—	91.6%	1,613	—	—

MD
8001 Woodmont	Bethesda CBD	100.0%	C	N / N	2021 / N/A	322	363,979	344,405	19,574	86.5%	82.6%	95.1%	$11,811	$3,413	$3.20
Falkland Chase-South & West	Downtown Silver Spring	100.0%	C	Y / Y	1938 / 2011	268	222,754	222,754	—	100.0%	98.5%	—	5,816	1,836	2.21
Falkland Chase-North	Downtown Silver Spring	100.0%	C	Y / Y	1938 / 1986	170	112,143	112,143	—	98.2%	97.1%	—	3,040	1,536	2.32

Operating - Total / Weighted Average (6)						6,756	5,685,266	5,289,574	395,692	95.0%	92.9%	93.1%	$184,405	$2,367	$2.99

Under-Construction

National Landing
1900 Crystal Drive (8)	National Landing	—	C			808	633,985	595,315	38,670
2000/2001 South Bell Street (8)	National Landing	—	C			775	580,966	561,961	19,005

Under-Construction - Total						1,583	1,214,951	1,157,276	57,675

Total						8,339	6,900,217	6,446,850	453,367

PROPERTY TABLE - MULTIFAMILY	MARCH 31, 2023 (Unaudited)

														Monthly	Monthly
				Same Store (2):		Number	Total	Multifamily	Retail		Multifamily	Retail	Annualized	Rent	Rent Per
		%		Q1 2022 ‑ 2023 /	Year Built /	of	Square	Square	Square		%	%	Rent	Per	Square
Multifamily Assets	Submarket	Ownership	C/U (1)	YTD 2022 - 2023	Renovated	Units	Feet	Feet	Feet	% Leased	Occupied	Occupied	(in thousands)	Unit (3) (4)	Foot (4) (5)

Totals at JBG SMITH Share (6)

National Landing						2,856	2,315,347	2,269,045	46,302	95.8%	93.8%	100.0%	$68,396	$2,245	$2.73
DC						3,140	2,671,043	2,341,227	329,816	95.0%	92.6%	92.0%	95,342	2,473	3.33
MD						760	698,876	679,302	19,574	92.7%	91.4%	95.1%	20,667	2,368	2.69
Operating - Total/Weighted Average						6,756	5,685,266	5,289,574	395,692	95.0%	92.9%	93.1%	$184,405	$2,367	$2.99
Under-Construction assets						1,583	1,214,951	1,157,276	57,675

Number of Assets and Total Square Feet/Units Reconciliation
	Number of	At 100% Share	At JBG SMITH Share
Operating Assets	Assets	Square Feet/Units	Square Feet/Units
Q4 2022	18	5,685,414 SF/ 6,756 Units	5,684,312 SF/ 6,755 Units
Acquisitions (7)	—	—	1,102 SF/ 1 Unit
Placed into service	—	—	—
Dispositions	—	—	—
Out-of-service adjustment	—	—	—
Portfolio reclassification	—	—	—
Building re-measurements	—	(148) SF	(148) SF

Q1 2023	18	5,685,266 SF/ 6,756 Units	5,685,266 SF/ 6,756 Units

Quarterly Rental Revenue and Occupancy Changes - Same Store Multifamily Assets
			Monthly Rent Per Unit (3)			Multifamily % Occupied			Annualized Rent (in thousands)
	Number of Assets	Number of Units	Q1 2023	Q1 2022	% Change	Q1 2023	Q1 2022	% Change	Q1 2023	Q1 2022	% Change
National Landing	3	2,640	$2,245	$2,043	9.9%	93.8%	94.3%	(0.5%)	$66,691	$61,031	9.3%
DC	9	2,916	2,472	2,340	5.6%	92.5%	90.9%	1.6%	79,994	74,454	7.4%
MD	2	438	1,720	1,567	9.8%	97.9%	98.2%	(0.3%)	8,856	8,086	9.5%
Total / Weighted Average	14	5,994	$2,314	$2,148	7.7%	93.4%	92.9%	0.5%	$155,541	$143,571	8.3%

Note: At JBG SMITH Share. Includes assets placed In-Service prior to January 1, 2022. Excludes North End Retail and assets which are operated as short-term rental properties (2221 S. Clark Street – Residential and 900 W Street).

See footnotes on page 38.

PROPERTY TABLE - MULTIFAMILY	MARCH 31, 2023 (Unaudited)

Footnotes

Note: At 100% share, unless otherwise noted.

(1)	"C" denotes a consolidated interest and "U" denotes an unconsolidated interest.
(2)	"Y" denotes an asset as Same Store and "N" denotes an asset as Non-Same Store.
(3)	Represents multifamily rent divided by occupied multifamily units; retail rent is excluded from this metric. Occupied units may differ from leased units because leased units include leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(4)	Excludes North End Retail.
(5)	Represents multifamily rent divided by occupied multifamily SF; retail rent and retail SF are excluded from this metric. Occupied multifamily square footage may differ from leased multifamily square footage because leased multifamily square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(6)	2221 S. Clark Street – Residential and 900 W Street are excluded from Percent Leased, Percent Occupied, Annualized Rent, Monthly Rent Per Unit and Monthly Rent per Square Foot metrics as they are operated as short-term rental properties.
(7)	In February 2023, we purchased the remaining 0.3% ownership interest in The Wren, a multifamily asset that was owned by a consolidated real estate venture, for $0.6 million, increasing our ownership interest to 100.0%.
(8)	See footnotes (3) and (4) on page 39.

PROPERTY TABLE – UNDER-CONSTRUCTION	MARCH 31, 2023 (Unaudited)

Property Table – Under Construction

dollars in thousands
					Schedule (1)			At JBG SMITH Share
			Estimated	Estimated		Estimated			Estimated	Estimated
		%	Square	Number of	Construction	Completion	Estimated	Historical	Incremental	Total
Asset	Submarket	Ownership	Feet	Units	Start Date	Date	Stabilization Date	Cost (2)	Investment	Investment

Multifamily
National Landing
1900 Crystal Drive (3)	National Landing	—	633,985	808	Q1 2021	Q1 2024 - Q3 2024	Q1 2026	$321,060	$101,131	$422,191
2000/2001 South Bell Street (4)	National Landing	—	580,966	775	Q1 2022	Q1 2025 - Q3 2025	Q4 2026	98,099	245,336	343,435

Under-Construction - Total / Weighted Average			1,214,951	1,583

Under-Construction - Total / Weighted Average at JBG SMITH Share			1,214,951	1,583	Q3 2021	Q3 2024 - Q1 2025	Q3 2026	$419,159	$346,467	$765,626

Weighted average Projected NOI Yield at JBG SMITH Share:	Multifamily
Estimated Total Investment (5)	5.8%
Estimated Incremental Investment	12.8%
Estimated Stabilized NOI at JBG SMITH Share (dollars in millions)	$44.2

Note: At 100% share, unless otherwise noted.

(1)	Average dates are weighted by JBG SMITH Share of estimated SF.
(2)	Historical Cost excludes certain GAAP adjustments, capitalized interest and ground lease costs. See definition of Historical Cost on page 48.
(3)	We leased the land underlying 1900 Crystal Drive to a lessee, which is constructing a multifamily asset comprising two towers with ground floor retail. The ground lessee has engaged us to be the development manager for the construction of 1900 Crystal Drive, and separately, we are the lessee in a master lease of the asset. We have an option to acquire the asset until a specified period after completion. The ground lessee entered into a mortgage loan collateralized by the leasehold interest with a maximum principal balance of $227.0 million. As of March 31, 2023, $120.3 million was outstanding under the mortgage loan. See page 44 for additional information. The ground lessee was obligated to invest $17.5 million of equity funding, all of which was funded, and JBG SMITH is obligated to provide the additional project funding through a mezzanine loan to the ground lessee. We determined that 1900 Crystal Drive is a variable interest entity ("VIE") and that we are the primary beneficiary of the VIE. Accordingly, we consolidated the VIE with the lessee's ownership interest shown as "Noncontrolling interests" in our condensed consolidated balance sheets. The ground lease, the mezzanine loan and the master lease described above are eliminated in consolidation. 1900 Crystal Drive's full cost, debt balance and other metrics are included at 100% in the at JBG SMITH Share metrics presented within this Investor Package.
(4)	We leased the land underlying 2000/2001 South Bell Street to a lessee, which is constructing a multifamily asset comprising two towers with ground floor retail. The ground lessee has engaged us to be the development manager for the construction of 2000/2001 South Bell Street, and separately, we are the lessee in a master lease of the asset. We have an option to acquire the asset until a specified period after completion. The ground lessee entered into a mortgage loan collateralized by the leasehold interest with a maximum principal balance of $208.5 million. As of March 31, 2023, no proceeds had been received from the mortgage loan. See page 44 for additional information. The ground lessee was obligated to invest $16.0 million of equity funding, all of which was funded, and JBG SMITH is obligated to provide additional project funding through a mezzanine loan to the ground lessee. We determined that 2000/2001 South Bell Street is a VIE and that we are the primary beneficiary of the VIE. Accordingly, we consolidated the VIE with the lessee's ownership interest shown as "Noncontrolling interests" in our condensed consolidated balance sheets. The ground lease, the mezzanine loan and the master lease described above are eliminated in consolidation. 2000/2001 South Bell Street's full cost, debt balance and other metrics are included at 100% in the at JBG SMITH Share metrics presented within this Investor Package.
(5)	Historical Cost of 1900 Crystal Drive includes $22.6 million of design costs, the majority of which were incurred prior to the Formation Transaction, that are not related to the current planned development. Excluding these costs, Projected NOI Yield on Estimated Total Investment would be 6.0%.

PROPERTY TABLE – DEVELOPMENT PIPELINE	MARCH 31, 2023 (Unaudited)

Property Table – Development

dollars in thousands

			Earliest
			Potential					Estimated
		%	Construction	Estimated Potential Development Density (SF)				Number of
Asset	Submarket	Ownership	Start Date (1)	Total	Office	Multifamily	Retail	Units

National Landing
3330 Exchange Avenue	National Landing	50.0%	2023	239,800	—	216,400	23,400	240
3331 Exchange Avenue	National Landing	50.0%	2023	180,600	—	164,300	16,300	170
Potomac Yard Landbay F/G/H	National Landing	50.0% / 100.0%	2024 - 2026	2,614,000	1,369,000	1,147,000	98,000	1,240
2250 Crystal Drive	National Landing	100.0%	2024	696,200	—	681,300	14,900	825
1415 S. Eads Street	National Landing	100.0%	2024	531,400	—	527,400	4,000	635
223 23rd Street	National Landing	100.0%	2024	492,100	—	484,100	8,000	610
101 12th Street S.	National Landing	100.0%	2024	239,600	234,400	—	5,200	—
RiverHouse Land	National Landing	100.0%	2025	1,988,400	—	1,960,600	27,800	1,665
2525 Crystal Drive	National Landing	100.0%	2025	373,000	—	370,000	3,000	370
1800 South Bell Street Land (2)	National Landing	100.0%	2025	255,000	245,000	—	10,000	—
DC
Gallaudet Parcel 2-3 (3)	Union Market/NoMa/H Street	100.0%	2023	819,100	—	758,200	60,900	820
5 M Street Southwest	Ballpark	100.0%	2023	664,700	—	648,400	16,300	650
Capitol Point - North	Union Market/NoMa/H Street	100.0%	2024	738,300	—	705,500	32,800	760
Gallaudet Parcel 4 (3)	Union Market/NoMa/H Street	100.0%	2025	644,200	—	605,200	39,000	645
Other Development Parcels (4)				2,057,600	1,604,400	453,200	—	—

Total				12,534,000	3,452,800	8,721,600	359,600	8,630

Totals at JBG SMITH Share
National Landing				6,593,000	1,313,900	5,137,300	141,800	5,280
DC				3,058,600	149,600	2,760,000	149,000	2,875
Other				145,700	89,700	56,000	—	—
				9,797,300	1,553,200	7,953,300	290,800	8,155

			Fully Entitled	5,293,500	895,700	4,171,800	226,000	4,515
			Entitlement In Process	4,503,800	657,500	3,781,500	64,800	3,640
				9,797,300	1,553,200	7,953,300	290,800	8,155

Historical Cost at JBG SMITH Share (5)	$ 412,472

See footnotes on page 41.

PROPERTY TABLE – DEVELOPMENT PIPELINE	MARCH 31, 2023 (Unaudited)

Footnotes

Note: At 100% share, unless otherwise noted.

(1)	Represents the earliest potential year in which construction could commence, subject to receipt of full entitlements, completion of design and market conditions. Office developments are pre-lease dependent.
(2)	Currently encumbered by an operating commercial asset.
(3)	Controlled through an option to acquire a leasehold interest with estimated stabilized annual ground rent payments totaling approximately $3.8 million. As of March 31, 2023, the weighted average remaining term for the option is 1.6 years.
(4)	Comprises six assets in which we have a minority interest. 809,500 SF is currently encumbered by two operating commercial assets.
(5)	Historical Cost includes certain intangible assets, such as option and transferable density rights values recorded as part of the Formation Transaction; and excludes certain GAAP adjustments, such as capitalized interest and ground lease costs. See definition of Historical Cost on page 48.

DISPOSITION AND RECAPITALIZATION ACTIVITY	MARCH 31, 2023 (Unaudited)

Disposition Activity

dollars in thousands, at JBG SMITH Share
					Total Square Feet/
					Estimated Potential
					Development
	Ownership				Density	Gross Sales
Assets	Percentage	Asset Type	Location	Date Disposed	(Square Feet)	Price

Q1 2023
Development Parcel (1)	100.0%	Development Pipeline	Arlington, VA	March 17, 2023	—	$5,500

Total					—	$5,500

(1)	One of the parcels which we acquired in December 2020 along with the future development parcel formerly occupied by the Americana Hotel.

Recapitalization Activity:

On March 23, 2023, we sold an 80.0% pari-passu interest in 4747 Bethesda Avenue for a gross sales price of $196.0 million, representing a gross valuation of $245.0 million. In connection with the transaction, the real estate venture assumed the related $175.0 million mortgage loan.

DEBT SUMMARY	MARCH 31, 2023 (Unaudited)

Debt Summary

dollars in thousands, at JBG SMITH Share	2023	2024	2025	2026	2027	Thereafter	Total

Consolidated and Unconsolidated Principal Balance
Unsecured Debt:
Revolving credit facility ($1 billion commitment)	$—	$—	$—	$—	$—	$—	$—
Term loans ($600 million commitment)	—	—	200,000	—	—	350,000	550,000
Total unsecured debt	—	—	200,000	—	—	350,000	550,000
Secured Debt:
Consolidated principal balance	142,960	123,084	391,029	225,325	180,514	755,003	1,817,915
Unconsolidated principal balance	22,005	—	33,000	—	35,000	—	90,005
Total secured debt	164,965	123,084	424,029	225,325	215,514	755,003	1,907,920

Total Consolidated and Unconsolidated Principal Balance	$164,965	$123,084	$624,029	$225,325	$215,514	$1,105,003	$2,457,920

% of total debt maturing	6.7%	5.0%	25.4%	9.2%	8.8%	44.9%	100.0%
% floating rate (1)	77.9%	—	—	78.9%	16.2%	42.5%	33.0%
% fixed rate (2)	22.1%	100.0%	100.0%	21.1%	83.8%	57.5%	67.0%

Weighted Average Interest Rates
Variable rate (3)	6.55%	—	—	6.14%	5.00%	4.86%	5.42%
Fixed rate	3.78%	3.97%	3.83%	5.15%	4.44%	4.02%	4.02%
Total Weighted Average Interest Rates	5.94%	3.97%	3.83%	5.93%	4.53%	4.38%	4.48%

	Credit Facility
	Revolving
	Credit	Tranche A‑1	Tranche A‑2	Total/Weighted
	Facility	Term Loan	Term Loan	Average
Credit limit	$1,000,000	$200,000	$400,000	$1,600,000
Outstanding principal balance	$—	$200,000	$350,000	$550,000
Letters of credit	$467	$—	$—	$467
Undrawn capacity (4)	$999,533	$—	$50,000	$1,049,533
Interest rate spread (5)	1.15%	1.15%	1.25%	1.21%
All-In interest rate (6)	5.95%	2.61%	3.39%	3.11%
Initial maturity date	Jan‑25	Jan‑25	Jan‑28	—

Note: Amounts shown based on initial maturity date.

(1)	Floating rate debt includes floating rate loans with interest rate caps.
(2)	Fixed rate debt includes floating rate loans with interest rate swaps. Including interest rate caps, 89.2% of our debt is fixed or hedged.
(3)	For floating rate loans with interest rate caps, the weighted average interest rate cap strike is 2.35% for consolidated debt, and 2.21% for all debt, and the weighted average maturity of the interest rate caps is August 2023. The interest rate cap strike is exclusive of the credit spreads associated with the loans.
(4)	The undrawn Tranche A-2 Term Loan capacity of $50.0 million will be drawn in May 2023.
(5)	The interest rate for the revolving credit facility excludes a 0.15% facility fee.
(6)	The all-in interest rate is inclusive of interest rate swaps. As of March 31, 2023, we had interest rates swaps for the Tranche A-1 Term Loan and the Tranche A-2 Term Loan.

DEBT BY INSTRUMENT	MARCH 31, 2023 (Unaudited)

Debt by Instrument

dollars in thousands			Stated	Interest	Current	Initial	Extended
	%	Principal	Interest	Rate	Annual	Maturity	Maturity
Asset	Ownership	Balance	Rate	Hedge (1)	Interest Rate (2)	Date	Date (3)

Consolidated
Falkland Chase - South & West	100.0%	36,450	3.78%	Fixed	3.78%	06/01/23	06/01/23
800 North Glebe Road	100.0%	106,510	S + 1.71%	—	6.51%	06/30/23	06/30/24
2101 L Street	100.0%	123,084	3.97%	Fixed	3.97%	08/15/24	08/15/24
201 12th Street S., 200 12th Street S., and 251 18th Street S.	100.0%	83,319	7.94%	Fixed	7.94%	01/01/25	01/01/25
Credit Facility - Revolving Credit Facility	100.0%	—	S + 1.15%	—	5.95%	01/07/25	01/07/25
RiverHouse Apartments	100.0%	307,710	L + 1.28%	Swap	3.47%	04/01/25	04/01/25
1900 Crystal Drive (4)	—	120,325	S + 3.11%	Cap	6.61%	04/25/26	04/25/26
1215 S. Clark Street (5)	100.0%	105,000	S + 1.35%	Swap	5.15%	12/22/26	12/22/26
Credit Facility - Tranche A‑1 Term Loan	100.0%	200,000	S + 1.15%	Swap	2.61%	01/14/25	01/14/27
8001 Woodmont	100.0%	102,971	4.82%	Fixed	4.82%	01/15/27	01/15/27
2000/2001 South Bell Street (6)	—	—	S + 2.25%	Cap	6.75%	01/22/27	01/22/27
1235 S. Clark Street	100.0%	77,543	3.94%	Fixed	3.94%	11/01/27	11/01/27
Credit Facility - Tranche A‑2 Term Loan (7)	100.0%	350,000	S + 1.25%	Swap	3.39%	01/13/28	01/13/28
1225 S. Clark Street	100.0%	85,000	S + 1.70%	—	6.50%	07/27/28	07/27/28
WestEnd25	100.0%	97,500	S + 1.45%	Swap	4.16%	08/05/29	08/05/29
Multifamily Credit Facility (The Wren and F1RST Residences)	100.0%	187,557	5.13%	Fixed	5.13%	02/01/30	02/01/30
1221 Van Street (8)	100.0%	87,253	L + 2.51%	Cap	4.50%	08/01/30	08/01/30
220 20th Street (8)	100.0%	80,240	L + 2.51%	Cap	4.50%	08/01/30	08/01/30
The Bartlett (8)	100.0%	217,453	L + 2.51%	Cap	4.50%	08/01/30	08/01/30
Total Consolidated Principal Balance		2,367,915
Deferred financing costs and premium / (discount) - mortgage loans (9)		(17,942)
Deferred financing costs - credit facility (9)		(5,669)
Total Consolidated Indebtedness		$2,344,304

Total Consolidated Indebtedness (net of premium / (discount) and deferred financing costs)
Mortgage loans		$1,802,051
Revolving credit facility		—
Deferred financing costs, net (included in other assets) (9)		(5,003)
Unsecured term loans		547,256
Total Consolidated Indebtedness		$2,344,304

DEBT BY INSTRUMENT	MARCH 31, 2023 (Unaudited)

dollars in thousands			Stated	Interest	Current	Initial	Extended
	%	Principal	Interest	Rate	Annual	Maturity	Maturity
Asset	Ownership	Balance	Rate	Hedge (1)	Interest Rate (2)	Date	Date (3)

Unconsolidated
Rosslyn Gateway - North, Rosslyn Gateway - South	18.0%	46,168	S + 2.10%	—	6.90%	06/01/23	06/01/23
Stonebridge at Potomac Town Center	10.0%	79,600	S + 3.50%	—	8.30%	12/08/23	12/08/24
The Foundry (10)	9.9%	58,000	S + 1.50%	Cap	4.50%	12/12/23	12/12/24
1101 17th Street	55.0%	60,000	S + 1.31%	Swap	4.13%	06/13/25	06/13/25
4747 Bethesda Avenue (11)	20.0%	175,000	S + 1.35%	Cap	5.00%	02/20/27	02/20/27
Total Unconsolidated Principal Balance		418,768
Deferred financing costs and premium / (discount)		(10,814)
Total Unconsolidated Indebtedness		$407,954

Principal Balance at JBG SMITH Share
Consolidated principal balance at JBG SMITH Share		$2,367,915
Unconsolidated principal balance at JBG SMITH Share		90,005
Total Consolidated and Unconsolidated Principal Balance at JBG SMITH Share		$2,457,920

Indebtedness at JBG SMITH Share (net of premium / (discount) and deferred financing costs)
Consolidated indebtedness at JBG SMITH Share		$2,344,304
Unconsolidated indebtedness at JBG SMITH Share		87,832
Total Consolidated and Unconsolidated Indebtedness at JBG SMITH Share		$2,432,136

(1)	For floating rate loans with interest rate caps, the weighted average interest rate cap strike is 2.35% for consolidated debt, and 2.21% for all debt, and the weighted average maturity of the interest rate caps is August 2023. The interest rate cap strike is exclusive of the credit spreads associated with the loans.
(2)	March 31, 2023 one-month LIBOR of 4.86% or one-month term SOFR of 4.80% applied to loans, which are denoted as floating (no swap) or floating with a cap, except as otherwise noted.
(3)	Represents the maturity date based on execution of all extension options. Many of these extensions are subject to lender covenant tests.
(4)	We leased the land associated with 1900 Crystal Drive to a lessee which will construct the asset. The ground lessee entered into a mortgage loan collateralized by the asset with a maximum principal balance of $227.0 million. The base rate for this loan was 3.50% as of March 31, 2023. See footnote (3) on page 39 for additional information.
(5)	The notional value of the 1215 S. Clark Street interest rate swap was $47.5 million.
(6)	We leased the land associated with 2000/2001 South Bell Street to a lessee which will construct the asset. In December 2021, the ground lessee entered into a mortgage loan collateralized by the asset with a maximum principal balance of $208.5 million. The interest rate cap is effective as of July 1, 2023. The base rate for this loan was 4.50% as of March 31, 2023. See footnote (4) on page 39 for additional information.
(7)	The undrawn capacity of $50.0 million will be drawn in May 2023.
(8)	The base rate for these loans was 1.99% as of March 31, 2023.
(9)	As of March 31, 2023, net deferred financing costs related to unfunded mortgage loans totaling $2.9 million and the revolving credit facility totaling $2.1 million were included in "Other assets, net" in our condensed consolidated balance sheet.
(10)	The base rate for this loan was 3.00% as of March 31, 2023.
(11)	The base rate for this loan was 3.65% as March 31, 2023.

UNCONSOLIDATED REAL ESTATE VENTURES	MARCH 31, 2023 (Unaudited)

Unconsolidated Real

Estate Ventures

	Asset Type	City	Submarket	% Ownership	Total Square Feet

J.P. Morgan Global Alternatives (1)
Potomac Yard Landbay F/G	Development Pipeline	Alexandria, VA	National Landing	50.0%	1,614,000
3330 Exchange Avenue	Development Pipeline	Alexandria, VA	National Landing	50.0%	239,800
3331 Exchange Avenue	Development Pipeline	Alexandria, VA	National Landing	50.0%	180,600
					2,034,400

Landmark
Rosslyn Gateway - North	Commercial	Arlington, VA	Rosslyn	18.0%	146,759
Rosslyn Gateway - South	Commercial	Arlington, VA	Rosslyn	18.0%	103,444
Rosslyn Gateway - South Land	Development Pipeline	Arlington, VA	Rosslyn	18.0%	498,500
Rosslyn Gateway - North Land	Development Pipeline	Arlington, VA	Rosslyn	18.0%	311,000
					1,059,703

CBREI Venture
Stonebridge at Potomac Town Center	Commercial	Woodbridge, VA	Prince William County	10.0%	504,327
The Foundry	Commercial	Washington, DC	Georgetown	9.9%	227,493
					731,820

Bresler / Brookfield
Waterfront Station	Development Pipeline	Washington, DC	Southwest	2.5%	662,600

Brandywine
1250 1st Street	Development Pipeline	Washington, DC	Union Market / NoMa / H Street	30.0%	265,800
51 N Street	Development Pipeline	Washington, DC	Union Market / NoMa / H Street	30.0%	177,500
50 Patterson Street	Development Pipeline	Washington, DC	Union Market / NoMa / H Street	30.0%	142,200
					585,500

Prudential Global Investment Management
Central Place Tower	Commercial	Arlington, VA	Rosslyn	50.0%	551,594

4747 Bethesda Venture
4747 Bethesda Avenue (2)	Commercial	Bethesda, MD	Bethesda CBD	20.0%	300,508

Canadian Pension Plan Investment Board
1101 17th Street	Commercial	Washington, DC	CBD	55.0%	209,407

Total Unconsolidated Real Estate Ventures					6,135,532

Note:  Total SF at 100% share.

(1)	J.P. Morgan Global Alternatives is the advisor for an institutional investor.
(2)	In March 2023, we sold an 80.0% pari-passu interest in 4747 Bethesda Avenue for a gross sales price of $196.0 million, representing a gross valuation of $245.0 million. Includes JBG SMITH's corporate office lease for approximately 84,400 SF.

DEFINITIONS	MARCH 31, 2023

Definitions

"Annualized Rent" is defined as (i) for commercial assets, or the retail component of a mixed-use asset, the in-place monthly base rent before Free Rent, plus tenant reimbursements as of March 31, 2023, multiplied by 12, and (ii) for multifamily assets, or the multifamily component of a mixed-use asset, the in-place monthly base rent before Free Rent as of March 31, 2023, multiplied by 12. Annualized Rent excludes rent from leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics). The in-place monthly base rent does not take into consideration temporary rent relief arrangements.

"Annualized Rent per Square Foot" is defined as (i) for commercial assets, annualized office rent divided by occupied office square feet and annualized retail rent divided by occupied retail square feet; and (ii) for multifamily assets, monthly multifamily rent divided by occupied multifamily square feet; annualized retail rent and retail square feet are excluded from this metric. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).

"Development Pipeline" refers to assets that have the potential to commence construction subject to receipt of full entitlements, completion of design and market conditions where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into, a leasehold interest with respect to land.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and "Adjusted EBITDA" are non-GAAP financial measures. EBITDA and EBITDAre are used by management as supplemental operating performance measures, which we believe help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps) and certain non-cash expenses (primarily depreciation and amortization expense on our assets). EBITDAre is computed in accordance with the definition established by Nareit. Nareit defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expense, gains and losses on sales of real estate and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments, income from investments, business interruption insurance proceeds and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.

Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results. A reconciliation of net income (loss) to EBITDA, EBITDAre and Adjusted EBITDA is presented on page 15.

"Estimated Incremental Investment" means management's estimate of the remaining cost to be incurred in connection with the development of an asset as of March 31, 2023, including all remaining acquisition costs, hard costs, soft costs, tenant improvements (excluding Free Rent converted to tenant improvement allowances), leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs and ground rent expenses. Actual incremental investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.

"Estimated Potential Development Density" reflects management's estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of March 31, 2023. Our current business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans, and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other factors, we

DEFINITIONS	MARCH 31, 2023

make no assurance that Estimated Potential Development Density amounts will become actual density to the extent we complete development of assets for which we have made such estimates.

"Estimated Total Investment" means, with respect to the development of an asset, the sum of the Historical Cost in such asset and the Estimated Incremental Investment for such asset. Actual total investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.

"First-generation" is a lease on space that had been vacant for at least nine months or a lease on newly delivered space.

"Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies.

"Free Rent" means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s).

Funds from Operations ("FFO"), "Core FFO" and Funds Available for Distribution ("FAD") are non-GAAP financial measures. FFO is computed in accordance with the definition established by Nareit in the Nareit FFO White Paper - 2018 Restatement. Nareit defines FFO as net income (loss) (computed in accordance with GAAP), excluding depreciation and amortization expense related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures.

Core FFO represents FFO adjusted to exclude items which we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, income from investments, business interruption insurance proceeds, amortization of the management contracts intangible and the mark-to-market of derivative instruments, including our share of such adjustments for unconsolidated real estate ventures.

FAD represents Core FFO less recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption (payments) refunds, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges, including our share of such adjustments for unconsolidated real estate ventures. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.

We believe FFO, Core FFO and FAD are meaningful non-GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non-GAAP measures exclude real estate depreciation and amortization expense, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions, and other non-comparable income and expenses. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies. A reconciliation of net income (loss) to FFO, Core FFO and FAD is presented on pages 16-17.

"GAAP" means accounting principles generally accepted in the United States of America.

"Historical Cost" is a non-GAAP measure which includes the total Historical Cost incurred by JBG SMITH with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements (excluding Free Rent converted to tenant improvement allowances), leasing costs and other similar costs, but excluding any financing costs and ground rent expenses incurred as of March 31, 2023.

DEFINITIONS	MARCH 31, 2023

"In-Service" refers to commercial or multifamily operating assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of March 31, 2023.

"JBG SMITH Share" or "our share" refer to our ownership percentage of consolidated and unconsolidated assets in real estate ventures, but exclude our: (i) 10.0% subordinated interest in one commercial building, (ii) 33.5% subordinated interest in four commercial buildings and (iii) 49.0% interest in three commercial buildings, as well as the associated non-recourse mortgage loans, held through unconsolidated real estate ventures; these interests and debt are excluded because our investment in each real estate venture is zero, we do not anticipate receiving any near-term cash flow distributions from the real estate ventures, and we have not guaranteed their obligations or otherwise committed to providing financial support.

"Metro-Served" means locations, submarkets or assets that are within 0.5 miles of an existing or planned Metro station.

"Monthly Rent Per Unit" represents multifamily rent for the month ended March 31, 2023 divided by occupied units; retail rent is excluded from this metric.

"Net Debt" is a non-GAAP financial measurement. Net Debt represents our total consolidated and unconsolidated indebtedness less cash and cash equivalents at our share. Net Debt is an important component in the calculations of Net Debt to Annualized Adjusted EBITDA and Net Debt / total enterprise value. We believe that Net Debt is a meaningful non-GAAP financial measure useful to investors because we review Net Debt as part of the management of our overall financial flexibility, capital structure and leverage. We may utilize a considerable portion of our cash and cash equivalents at any given time for purposes other than debt reduction. In addition, cash and cash equivalents at our share may not be solely controlled by us. The deduction of cash and cash equivalents at our share from consolidated and unconsolidated indebtedness in the calculation of Net Debt, therefore, should not be understood to mean that it is available exclusively for debt reduction at any given time.

Net Operating Income ("NOI"), "Annualized NOI", "Estimated Stabilized NOI" and "Projected NOI Yield" are non-GAAP financial measures management uses to assess an asset's performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of Free Rent and payments associated with assumed lease liabilities) less operating expenses and ground rent for operating leases, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and the amortization of acquired above-market leases and below-market ground lease intangibles. Management uses NOI as a supplemental performance measure of our assets and believes it provides useful information to investors because it reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. NOI presented by us may not be comparable to NOI reported by other REITs that define these measures differently. We believe to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) attributable to common shareholders as presented in our financial statements. NOI should not be considered as an alternative to net income (loss) attributable to common shareholders as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended March 31, 2023 multiplied by four. Due to seasonality in the hospitality business, Annualized NOI for Crystal City Marriott represents the trailing 12-month NOI as of March 31, 2023. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release. There can be no assurance that the Annualized NOI shown will reflect our actual results of operations over any 12-month period.

DEFINITIONS	MARCH 31, 2023

This Investor Package also contains management's estimate of stabilized NOI and projections of NOI yield for Under-Construction assets, which are based on management's estimates of property-related revenue and operating expenses for each asset. These estimates are inherently uncertain and represent management's plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The property-related revenues and operating expenses for our assets may differ materially from the estimates included in this Investor Package. Management's projections of NOI yield are not projections of our overall financial performance or cash flow, and there can be no assurance that the Projected NOI Yield set forth in this Investor Package will be achieved.

Projected NOI Yield means our Estimated Stabilized NOI reported as a percentage of (i) Estimated Total Investment and (ii) Estimated Incremental Investment. Actual initial full year stabilized NOI yield may vary from the Projected NOI Yield based on the actual incremental investment to complete the asset and its actual initial full year stabilized NOI, and there can be no assurance that we will achieve the Projected NOI Yields described in this Investor Package.

We do not provide reconciliations for non-GAAP estimates on a future basis, including Estimated Stabilized NOI and expected Annualized NOI because we are unable to provide a meaningful or accurate calculation or estimate of reconciling items and the information is not available without unreasonable effort. This inability is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income (loss). Additionally, no reconciliation of Projected NOI Yield to the most directly comparable GAAP measure is included in this Investor Package because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts because such data is not currently available or cannot be currently estimated with confidence. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

"Non-Same Store" refers to all operating assets excluded from the Same Store pool.

"Percent Leased" is based on leases signed as of March 31, 2023, and is calculated as total rentable square feet less rentable square feet available for lease divided by total rentable square feet expressed as a percentage. Out-of-service square feet are excluded from this calculation.

"Percent Occupied" is based on occupied rentable square feet/units as of March 31, 2023, and is calculated as (i) for office and retail space, total rentable square feet less unoccupied square feet divided by total rentable square feet, (ii) for multifamily space, total units less unoccupied units divided by total units, expressed as a percentage. Out-of-service square feet and units are excluded from this calculation.

"Pro Rata Adjusted General and Administrative Expenses", a non-GAAP financial measure, represents general and administrative expenses adjusted for share-based compensation expense related to the Formation Transaction and special equity awards and the general and administrative expenses of our third-party asset management and real estate services business that are directly reimbursed. We believe that adjusting such items not considered part of our comparable operations provides a meaningful measure to assess our general and administrative expenses as compared to similar real estate companies and in general.

"Recently Delivered" refers to multifamily and commercial assets that are below 90% leased and have been delivered within the 12 months ended March 31, 2023.

"Same Store" refers to the pool of assets that were In-Service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

"Second-generation" is a lease on space that had been vacant for less than nine months.

"Signed But Not Yet Commenced Leases" means leases that, as of March 31, 2023, have been executed but for which rent has not commenced.

"Square Feet" or "SF" refers to the area that can be rented to tenants, defined as (i) for commercial assets, rentable square footage defined in the current lease and for vacant space the rentable square footage defined in the previous lease for that space, (ii) for multifamily assets, management's estimate of approximate rentable square feet, (iii) for Under-Construction

DEFINITIONS	MARCH 31, 2023

assets, management's estimate of approximate rentable square feet based on current design plans as of March 31, 2023, and (iv) for assets in the Development Pipeline, management's estimate of developable gross square feet based on current business plans with respect to real estate owned or controlled as of March 31, 2023.

"Transaction and Other Costs" include pursuit costs related to completed, potential and pursued transactions, demolition costs, severance and other costs.

"Under-Construction" refers to assets that were under construction during the three months ended March 31, 2023.

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APPENDIX – TRANSACTION AND OTHER COSTS	MARCH 31, 2023

Transaction and Other Costs

	Three Months Ended
dollars in thousands	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022

Transaction and Other Costs
Demolition costs	$977	$385	$—	$406	$22
Severance and other costs	1,448	20	1,146	727	145
Completed, potential and pursued transaction expenses	47	474	600	854	732
Total (1)	$2,472	$879	$1,746	$1,987	$899

(1)	For Q1 2022, includes $34,000 of transaction costs attributable to noncontrolling interests.

APPENDIX - EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)	MARCH 31, 2023 (Unaudited)

Are Appendix – EBITDAre and Adjusted EBITDA

	Three Months Ended
dollars in thousands	Q1 2023		Q4 2022		Q3 2022		Q2 2022		Q1 2022

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$24,310		$(20,850)		$(21,581)		$141,494		$(77)
Depreciation and amortization expense	53,431		56,174		50,056		49,479		58,062
Interest expense	26,842		25,679		17,932		16,041		16,278
Income tax expense (benefit)	(16)		(1,336)		166		2,905		(471)
Unconsolidated real estate ventures allocated share of above adjustments	3,664		3,738		7,725		9,494		9,829
EBITDA attributable to noncontrolling interests	30		22		(28)		(47)		(26)
EBITDA	$108,261		$63,427		$54,270		$219,366		$83,595
(Gain) loss on the sale of real estate, net	(40,700)		(3,263)		—		(158,767)		136
Gain on the sale of unconsolidated real estate assets	—		(618)		—		(936)		(5,243)
Impairment related to unconsolidated real estate ventures (1)	—		3,885		15,401		—		—

EBITDAre	$67,561		$63,431		$69,671		$59,663		$78,488
Transaction and Other Costs, net of noncontrolling interests (2)	2,472		879		1,746		1,987		865
Loss (income) from investments, net	(1,861)		298		567		(1,217)		(14,071)
Loss on the extinguishment of debt	—		—		1,444		1,038		591
Share-based compensation related to Formation Transaction and special equity awards	351		1,022		548		1,577		2,244
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(167)		(405)		(18)		(124)		(441)
Unconsolidated real estate ventures allocated share of above adjustments	2		26		34		1,841		204

Adjusted EBITDA	$68,358		$65,251		$73,992		$64,765		$67,880

Net Debt to Annualized Adjusted EBITDA (3)	7.8	x	8.6	x	7.9	x	8.1	x	9.6	x

Net Debt (at JBG SMITH Share)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Consolidated indebtedness (4)	$2,344,304	$2,431,730	$2,382,429	$2,000,762	$2,464,640
Unconsolidated indebtedness (4)	87,832	54,975	215,341	279,534	362,861
Total consolidated and unconsolidated indebtedness	2,432,136	2,486,705	2,597,770	2,280,296	2,827,501
Less: cash and cash equivalents	291,799	253,698	272,388	181,882	207,568
Net Debt (at JBG SMITH Share)	$2,140,337	$2,233,007	$2,325,382	$2,098,414	$2,619,933

Note: All EBITDA measures as shown above are attributable to OP Units and certain fully-vested incentive equity awards that are convertible into OP Units.

(1)	Related to decreases in the value of the underlying real estate assets.
(2)	See page 52 for the components of Transaction and Other Costs.
(3)	Adjusted EBITDA is annualized by multiplying by four.
(4)	Net of premium/discount and deferred financing costs.

APPENDIX - FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	MARCH 31, 2023 (Unaudited)

Appendix – FFO, Core FFO and FAD

	Three Months Ended
in thousands, except per share data	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022

FFO and Core FFO
Net income (loss) attributable to common shareholders	$21,171	$(18,579)	$(19,293)	$123,275	$(32)
Net income (loss) attributable to redeemable noncontrolling interests	3,363	(2,468)	(2,546)	18,248	10
Net income (loss) attributable to noncontrolling interests	(224)	197	258	(29)	(55)
Net income (loss)	24,310	(20,850)	(21,581)	141,494	(77)
(Gain) loss on the sale of real estate, net of tax	(40,700)	(3,263)	—	(155,642)	136
Gain on the sale of unconsolidated real estate assets	—	(618)	—	(936)	(5,243)
Real estate depreciation and amortization	51,611	54,153	47,840	47,242	55,517
Impairment related to unconsolidated real estate ventures (1)	—	3,885	15,401	—	—
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	2,760	2,884	4,999	6,416	6,870
FFO attributable to noncontrolling interests	224	(326)	(336)	(47)	(26)
FFO Attributable to OP Units	$38,205	$35,865	$46,323	$38,527	$57,177
FFO attributable to redeemable noncontrolling interests	(5,203)	(4,776)	(6,227)	(4,966)	(5,877)
FFO Attributable to Common Shareholders	$33,002	$31,089	$40,096	$33,561	$51,300

FFO attributable to OP Units	$38,205	$35,865	$46,323	$38,527	$57,177
Transaction and Other Costs, net of tax and noncontrolling interests (2)	2,373	981	1,597	1,892	843
(Income) loss from investments, net	(1,405)	109	567	(957)	(10,538)
(Gain) loss from mark-to-market on derivative instruments, net of noncontrolling interests	2,541	1,487	(2,779)	(2,027)	(3,367)
Loss on the extinguishment of debt	—	—	1,444	1,038	591
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(167)	(405)	(18)	(124)	(441)
Share-based compensation related to Formation Transaction and special equity awards	351	1,022	548	1,577	2,244
Amortization of management contracts intangible, net of tax	1,106	1,106	1,105	1,106	1,105
Unconsolidated real estate ventures allocated share of above adjustments	36	21	(416)	1,593	(48)
Core FFO Attributable to OP Units	$43,040	$40,186	$48,371	$42,625	$47,566
Core FFO attributable to redeemable noncontrolling interests	(5,862)	(5,883)	(7,158)	(5,494)	(4,889)
Core FFO Attributable to Common Shareholders	$37,178	$34,303	$41,213	$37,131	$42,677
FFO per diluted common share	$0.29	$0.27	$0.35	$0.28	$0.40
Core FFO per diluted common share	$0.33	$0.30	$0.36	$0.31	$0.34
Weighted average shares - diluted (FFO and Core FFO)	114,062	113,917	114,387	121,327	126,688

See footnotes on page 55.

APPENDIX - FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	MARCH 31, 2023 (Unaudited)

in thousands, except per share data	Three Months Ended
	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022

FAD
Core FFO attributable to OP Units	$43,040	$40,186	$48,371	$42,625	$47,566
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions (3)	(7,794)	(16,780)	(10,094)	(13,300)	(13,702)
Straight-line and other rent adjustments (4)	(8,377)	(7,655)	(6,018)	(1,978)	(1,791)
Third-party lease liability assumption (payments) refunds	95	—	—	(25)	—
Share-based compensation expense	9,348	8,084	5,714	10,171	10,493
Amortization of debt issuance costs	1,307	1,162	1,122	1,135	1,176
Unconsolidated real estate ventures allocated share of above adjustments	402	2,315	(2,618)	(289)	(648)
Non-real estate depreciation and amortization	355	546	740	760	1,068
FAD available to OP Units (A)	$38,376	$27,858	$37,217	$39,099	$44,162
Distributions to common shareholders and unitholders (B)	$29,619	$29,625	$29,833	$31,768	$32,603
FAD Payout Ratio (B÷A) (5)	77.2%	106.3%	80.2%	81.3%	73.8%

Capital Expenditures
Maintenance and recurring capital expenditures	$2,973	$6,282	$4,944	$6,091	$4,820
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	—	72	84	312	82
Second-generation tenant improvements and leasing commissions	4,742	10,276	5,038	6,713	8,594
Share of Second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	79	150	28	184	206
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions	7,794	16,780	10,094	13,300	13,702
Non-recurring capital expenditures	9,693	11,822	13,832	13,552	12,810
Share of non-recurring capital expenditures from unconsolidated real estate ventures	2	5	9	37	12
First-generation tenant improvements and leasing commissions	3,125	5,075	13,627	4,197	4,450
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	313	229	321	244	473
Non-recurring capital expenditures	13,133	17,131	27,789	18,030	17,745
Total JBG SMITH Share of Capital Expenditures	$20,927	$33,911	$37,883	$31,330	$31,447

(1)	Related to decreases in the value of the underlying real estate assets.
(2)	See page 52 for the components of Transaction and Other Costs.
(3)	Includes amounts, at JBG SMITH share, related to unconsolidated real estate ventures.
(4)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(5)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

APPENDIX - NOI RECONCILIATIONS (NON-GAAP)	MARCH 31, 2023 (Unaudited)

Appendix – NOI Reconciliations

in thousands	Three Months Ended
	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Net income (loss) attributable to common shareholders	$21,171	$(18,579)	$(19,293)	$123,275	$(32)
Add:
Depreciation and amortization expense	53,431	56,174	50,056	49,479	58,062
General and administrative expense:
Corporate and other	16,123	15,611	12,072	14,782	15,815
Third-party real estate services	23,823	22,107	21,230	24,143	27,049
Share-based compensation related to Formation Transaction and special equity awards	351	1,022	548	1,577	2,244
Transaction and Other Costs	2,472	879	1,746	1,987	899
Interest expense	26,842	25,679	17,932	16,041	16,278
Loss on the extinguishment of debt	—	—	1,444	1,038	591
Income tax expense (benefit)	(16)	(1,336)	166	2,905	(471)
Net income (loss) attributable to redeemable noncontrolling interests	3,363	(2,468)	(2,546)	18,248	10
Net income (loss) attributable to noncontrolling interests	(224)	197	258	(29)	(55)
Less:
Third-party real estate services, including reimbursements revenue	22,784	21,050	21,845	22,157	23,970
Other income	1,726	1,663	1,764	1,798	2,196
Income (loss) from unconsolidated real estate ventures, net	433	(4,600)	(13,867)	(2,107)	3,145
Interest and other income, net	4,077	1,715	984	1,672	14,246
Gain (loss) on the sale of real estate, net	40,700	3,263	—	158,767	(136)
Consolidated NOI	77,616	76,195	72,887	71,159	76,969
NOI attributable to unconsolidated real estate ventures at our share	4,429	4,483	7,107	8,321	6,967
Non-cash rent adjustments (1)	(8,377)	(7,655)	(6,018)	(1,978)	(1,791)
Other adjustments (2)	6,845	7,069	6,230	5,695	8,760
Total adjustments	2,897	3,897	7,319	12,038	13,936
NOI	$80,513	$80,092	$80,206	$83,197	$90,905
Less: out-of-service NOI loss (3)	(710)	(805)	(548)	(2,046)	(1,448)
Operating portfolio NOI	$81,223	$80,897	$80,754	$85,243	$92,353

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and allocated corporate general and administrative expenses to operating properties.
(3)	Includes the results of our Under-Construction assets and assets in the Development Pipeline.

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